Exhibit 3

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (the “Agreement”) is made and entered into as of May 21, 2003 (the “Execution Date”) by and between TULARIK INC., a Delaware corporation having its principal place of business at 1120 Veterans Boulevard, South San Francisco, CA 94080 (including, unless the context otherwise requires, its subsidiaries, the “Company”), and AMGEN INC., a Delaware corporation having its principal place of business at One Amgen Center Drive, Thousand Oaks, CA 91320-1799 (“Purchaser”). The Company and Purchaser are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, concurrently herewith, the Company and Purchaser have entered into an arrangement to collaborate in certain business and technology matters pursuant to that certain Collaboration and License Agreement dated as of even date herewith (the “Collaboration Agreement”);

WHEREAS, in connection with the transactions contemplated by the Collaboration Agreement, the Company and Purchaser each desire for Purchaser to purchase from the Company newly issued shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), in the amounts and on the terms and conditions set forth in this Agreement; and

WHEREAS, the Company has agreed to register certain shares of Common Stock held by Purchaser pursuant to a Registration Rights Agreement in substantially the form attached hereto as Exhibit A (the “Registration Rights Agreement”, and together with this Agreement, the Collaboration Agreement and all ancillary documents thereto, the “Transaction Documents”).

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and the following mutual promises and covenants, the Parties agree as follows:

1. AUTHORIZATION AND SALE OF SHARES

1.1 Authorization. The Company has authorized the issuance and sale of the shares of Common Stock to be issued and sold pursuant to Section 1.2 and Section 1.3 hereof pursuant to the terms and conditions hereof.

1.2 Initial Issuance and Sale. Subject to the terms and conditions hereof, on the First Closing Date (as defined in Section 2.1(a)), the Company shall issue and sell to Purchaser, and Purchaser shall purchase from the Company 3,500,000 shares of Common Stock (the “First Closing Shares”) at a price of $10.00 per share (the “First Closing Per Share Purchase Price”). In the event of any stock split, stock dividend, combination of shares, recapitalization or other change in the structure of the Company prior to the First Closing Date that affects or relates to the Common Stock, the number of First Closing Shares and the First Closing Per Share Purchase Price shall be adjusted proportionately.

1.3 Additional Issuances and Sales.

(a) Subject to the terms and conditions hereof, on May 31, 2004 (or, if such date is not a trading day, on the first trading day following such date) (such day, the “Second Closing Date”), the Company shall issue and sell to Purchaser, and Purchaser shall purchase from the Company, at a price equal to the Per Share Market Value as of the Second Closing Date, a number of shares of Common Stock (rounded down to the nearest whole number) (the “Second Closing Shares”) determined by dividing (i) Ten Million Dollars ($10,000,000) by (ii) the Per Share Market Value as of the Second Closing Date. The “Per Share Market Value” shall mean, as of a Subsequent Closing Date (as defined in Section 2.1(a)), the average closing price for the Common Stock, as reported on the NASDAQ National Market, during the Pricing Period related to such Subsequent Closing Date. The “Pricing Period” with respect to each Subsequent Closing Date shall mean the twenty (20) trading day period ending on, and including, the second trading day before such Subsequent Closing Date.

(b) Subject to the terms and conditions hereof, on May 31, 2005 (or, if such date is not a trading day, on the first trading day following such date) (such date, the “Third Closing Date”), the Company shall issue and sell to Purchaser, and Purchaser shall purchase from the Company, at a price equal to the Per Share Market Value as of the Third Closing Date, a number of shares of Common Stock (rounded down to the nearest whole number) (the “Third Closing Shares”) determined by dividing (i) Fifteen Million Dollars ($15,000,000) by (ii) the Per Share Market Value as of the Third Closing Date.

(c) Subject to the terms and conditions hereof, on May 31, 2006 (or, if such date is not a trading day, on the first trading day following such date) (such date, the “Fourth Closing Date”), the Company shall issue and sell to Purchaser, and Purchaser shall purchase from the Company, at a price equal to the Per Share Market Value as of the Fourth Closing Date, a number of shares of Common Stock (rounded down to the nearest whole number) (the “Fourth Closing Shares” and, together with the First Closing Shares, the Second Closing Shares and the Third Closing Shares, the “Shares”) determined by dividing (i) Fifteen Million Dollars ($15,000,000) by (ii) the Per Share Market Value as of the Fourth Closing Date.

(d) Notwithstanding any provision of this Agreement to the contrary, if on any Subsequent Closing Date the Company reasonably believes, after consultation with outside counsel, that the Company would, in the absence of a deferral described hereunder, be required to publicly disclose any corporate development or other information in order to cause the representation set forth in the penultimate sentence of Section 3.1(f)(i) or the last sentence of Section 3.1(o) to be accurate as of such Subsequent Closing Date, the public disclosure of which could reasonably be expected to have a material adverse effect upon the Company, its stockholders, a potentially material transaction or event involving the Company, or any negotiations, discussions or proposals relating thereto (the “Material Disclosure”), then the Company shall deliver a certificate in writing to Purchaser on or before the applicable Subsequent Closing Date (the “Deferral Notice”) to the effect of the foregoing, and such Subsequent Closing Date shall be deferred. The Company will use its commercially reasonable efforts to make such Material Disclosure as soon as practicable, and in any event within ten trading days of the date of the Deferral Notice. The Pricing Period for such applicable Subsequent Closing Date shall be deemed to be the twenty (20) trading day period following, and not including, the date on which the Company makes the Material Disclosure, and the applicable Subsequent Closing Date shall be the twenty-second (22nd) trading day following, and not including, the date on which the Company makes the Material Disclosure.

2. CLOSINGS; CLOSING DELIVERIES

2.1 Closing.

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(a) Closing Dates. The closing of the purchase and sale of the First Closing Shares as contemplated in this Agreement (the “First Closing”) and the delivery of documents contemplated to be delivered at the First Closing shall take place at 10:00 a.m. California time on the date on which all conditions to the obligations of the Parties to consummate the transactions hereunder regarding the First Closing Shares shall have been satisfied and/or waived, or such other place or later time as Purchaser and the Company shall agree (the date on which the First Closing occurs being referred to herein as the “First Closing Date”). Subject to the terms and assuming the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions hereunder regarding the Second Closing Shares, the Third Closing Shares and the Fourth Closing Shares, as the case may be, and to Section 1.3(d) hereof, the closings of the purchase and sale of the Second Closing Shares, the Third Closing Shares and the Fourth Closing Shares (collectively, the “Subsequent Closings”) shall be held at 10:00 a.m. California time on the Second Closing Date, the Third Closing Date and the Fourth Closing Date, respectively (the “Subsequent Closing Dates”), or at such other times or dates as the Company and Purchaser may agree in writing. The First Closing and each Subsequent Closing shall be referred to herein as a “Closing” and collectively as the “Closings.” The First Closing Date, the Second Closing Date, the Third Closing Date and the Fourth Closing Date shall each be referred to herein as a “Closing Date” and collectively as the “Closing Dates.”

(b) Location of Closings. Each Closing shall be held at the Company’s principal offices, 1120 Veterans Boulevard, South San Francisco, CA 94080 or at such other place as the Company and Purchaser may agree in writing.

2.2 Closing Deliveries.

(a) Deliveries by the Company. Subject to the terms and conditions of this Agreement, at each Closing the Company shall deliver to Purchaser:

(i) a copy of correspondence from the Company to the Company’s stock transfer agent dated no later than the applicable Closing Date, which directs the Company’s transfer agent to prepare and deliver to Purchaser a stock certificate representing the Shares being purchased on such Closing Date as soon as practicable following such Closing, together with a copy of correspondence from the Company’s stock transfer agent acknowledging receipt of the Company’s order and providing appropriate assurances that a stock certificate representing the Shares being purchased on such Closing Date will be delivered to Purchaser as soon as practicable following such Closing Date;

(ii) a certificate executed by the Company’s Chief Executive Officer and Chief Financial Officer, dated as of such Closing Date, to the effect that the conditions set forth in Section 7.1(a) and Section 7.1(b) have been satisfied;

(iii) an opinion of Cooley Godward LLP, dated as of such Closing Date, in substantially the form attached hereto as Exhibit B (with such assumptions and conditions as are reasonably satisfactory to Purchaser); and

(iv) an letter, duly executed by the Company’s Executive Vice President, Administration, General Counsel and Secretary, dated as of such Closing Date, in substantially the form attached hereto as Exhibit C;

(v) a properly executed FIRPTA affidavit, dated as of the relevant Closing Date, in form and substance to the effect that the shares of capital stock of the Company do not constitute “United States real property interests” under Section 897(c) of the Internal Revenue Code of

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1986, as amended, for purposes of satisfying Purchaser’s obligations under Treasury Regulation Section 1.1445-2(c)(3), and notice that the Company has complied with any notice requirement pursuant to Treasury Regulation Section 1.897-2(h)(2).

(b) Delivery by the Company at First Closing. At the First Closing, the Company shall also deliver a duly executed original Registration Rights Agreement.

(c) Delivery by the Company at Second Closing. At the Second Closing, the Company shall also deliver to Purchaser a certificate of the Company’s Secretary, dated as of the Second Closing Date, certifying as to the resolutions duly adopted by the necessary vote of the Company’s stockholders authorizing the issuance of the Second Closing Shares, the Third Closing Shares and the Fourth Closing Shares to Purchaser subject to and in accordance with the terms of this Agreement.

(d) Deliveries by Purchaser. Subject to the terms and conditions of this Agreement, at each Closing Purchaser shall deliver to the Company:

(i) Payment of the aggregate purchase price for the Shares delivered to Purchaser at such Closing Date, as determined pursuant to Section 1.2 or Section 1.3 hereof (as applicable), by wire transfer in immediately available funds to the following account (or such other account as the Company may notify Purchaser in writing at least ten calendar days prior to such Closing Date):

Bank of America

1850 Gateway Boulevard

Concord, CA 94520

ABA # 121000358

For the account of Tularik Inc.

Account # 1233-1-61407

(ii) a certificate executed by an executive officer of Purchaser, dated as of such Closing Date, to the effect that the conditions set forth in Section 7.2(a) and Section 7.2(b) have been satisfied.

(e) Delivery by Purchaser at First Closing. At the First Closing, Purchaser shall also deliver a duly executed original Registration Rights Agreement.

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

3.1 Representations and Warranties. Except as set forth in the Disclosure Schedule delivered by the Company to Purchaser prior to the execution of this Agreement (the “Company Disclosure Schedule”), and then to the extent the Company Disclosure Schedule specifically identifies each exception by specific subsection references (it being understood that any information disclosed therein shall be deemed to be disclosed and incorporated in any other section where such disclosure would be appropriate and reasonably apparent), the Company hereby represents and warrants the following as of the date hereof and as of each Closing Date:

(a) Corporate Organization and Authority. The Company:

(i) is a corporation duly organized, validly existing, authorized to exercise all its corporate powers, rights and privileges, and in good standing in the State of Delaware;

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(ii) has the corporate power and authority to own, lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted;

(iii) has corporate power and authority to enter into this Agreement and to carry out the transactions contemplated herein; and

(iv) is qualified as a foreign corporation and in good standing in the State of California and in all other jurisdictions in which such qualification is required; provided, however, that the Company need not be qualified in a jurisdiction in which its failure to qualify would not have a Material Adverse Effect (as defined in Section 3.1(c)(ii)).

(b) Authorization. All necessary corporate action on the part of the Company for the execution and delivery of this Agreement has been taken and all necessary corporate action on the part of the Company for the issuance and delivery of the Shares being issued on each Closing Date shall have been taken prior to such Closing Date. This Agreement constitutes a valid and legally binding obligation of the Company enforceable in accordance with its terms.

(c) No Conflicts; Required Filings.

(i) The performance by the Company of this Agreement and the transactions contemplated herein do not violate, conflict with or constitute a default under, and will not result in any violation of, be in conflict with or constitute a default under, with or without the passage of time or the giving of notice of (1) any provision of the Company’s charter or bylaws as in effect on the relevant Closing Date; (2) any provision of any judgment, decree or order to which the Company is a party or by which it or any of its properties is bound; (3) any contract, obligation or commitment to which the Company is a party or by which it or any of its properties is bound, which violation or default would, individually or in the aggregate, have a Material Adverse Effect; or (4) any statute, rule or governmental regulation applicable to the Company, which violation or default would, individually or in the aggregate, have a Material Adverse Effect.

(ii) The execution, delivery and performance by the Company of this Agreement and the transactions contemplated herein do not and will not require any consent, approval, authorization or permit of, or filing with or without notification to, any governmental or regulatory authority, United States or foreign, except (1) as may be required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, together with the rules and regulations thereunder, and any similar foreign antitrust law or regulation (“Antitrust Laws”); (2) for applicable requirements, if any, of the Securities and Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder (the “Exchange Act”), or securities laws of the various states of the United States (the “Blue Sky Laws”); and (3) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not (A) prevent or materially delay consummation of the transactions contemplated under this Agreement, (B) otherwise have a material adverse effect on the ability of the Company to perform its obligations under this Agreement and (C) individually or in the aggregate, result in any change, event, development, effect or condition that is or is reasonably likely to be materially adverse to the assets, liabilities, business, financial condition or results of operations of the Company (each of the foregoing items in (A), (B) or (C) being referred to herein as “Material Adverse Effect”).

(d) Capital Stock.

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(i) As of May 7, 2003 (the “Capitalization Date”), the authorized capital stock of the Company consisted of 145,000,000 shares of Common Stock, of which 55,487,979 shares were issued and outstanding, and 5,000,000 shares of preferred stock, $.001 par value per share, of which no shares were issued or outstanding. As of the Capitalization Date, 5,960,130 shares of Common Stock were reserved for issuance under outstanding stock options pursuant to the Company’s stock option plans, 3,661,243 shares were reserved for future issuance in connection with the Company’s stock option plans, 1,246,547 shares were reserved for issuance in connection with the Company’s Employee Stock Purchase Plan, 92,705 shares were reserved for issuance in connection with the Company’s 401(K) Matching Plan and warrants to acquire 354,985 shares of Common Stock from the Company were issued and outstanding. All of the outstanding shares of the Company’s capital stock are validly issued, fully paid and nonassessable and were issued in compliance with all applicable federal and state securities laws. Except as set forth in the SEC Reports (as defined in Section 3.1(f)(i)), (1) the Company has not agreed to register the sale of any of its securities under the Securities Act of 1933, as amended (the “Securities Act”), and (2) there are no outstanding subscriptions, options, warrants, calls, contracts, demands, commitments, conversion rights or other agreements or arrangements of any character or nature whatever under which the Company is or may be obligated to issue its Common Stock, preferred stock or warrants, options or other securities exercisable for the purchase of, or convertible into, Common Stock or preferred stock.

(ii) The Company has reserved a sufficient number of shares of Common Stock for issuance to Purchaser in accordance with the Company’s obligations under this Agreement on each of the Closing Dates.

(iii) Except as disclosed in the SEC Reports, there are no outstanding contractual obligations of the Company (1) restricting the transfer of, (2) affecting the voting rights of, (3) requiring the repurchase, redemption or disposition of, or containing any right of first refusal with respect to, (4) requiring the registration for sale of, or (5) granting any preemptive or antidilutive right with respect to, any Common Stock or any capital stock of, or other equity interests of, the Company. Except as disclosed in the SEC Reports, there are no outstanding contractual obligations of the Company or any subsidiary of the Company to provide material funds to, or make any material investment (in the form of a loan, capital contribution or otherwise) in, any subsidiary of the Company or any other person, other than guarantees by the Company of any indebtedness or other obligations of any wholly-owned subsidiary of the Company.

(e) Validity of Shares. The Shares issued on each Closing Date, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement, shall be duly and validly issued and outstanding, fully paid, nonassessable and free and clear of all security interests, pledges, mortgages, liens, taxes, proxies, charges, adverse claims of ownership or use, and restrictions, including preemptive rights, rights of first refusal and other similar rights, restrictions on the resale, use, voting, receipt of income or other exercise of any attributes of ownership and restrictions on transfer, defects of title or other encumbrance of any kind or character entitling any person to purchase or acquire an ownership interest in any of such Shares, other than restrictions on transfer set forth in this Agreement and under federal and state securities laws.

(f) SEC Filings; Financial Statements.

(i) The Company has timely filed all forms, reports and documents required to be filed by it with the Securities and Exchange Commission (the “SEC”) since January 1, 2000 (the “SEC Reports”) and has heretofore made available to Purchaser, in the form filed with the SEC,

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its: (1) most recent Annual Report on Form 10-K; (2) each Quarterly Report on Form 10-Q filed with the SEC since the date of its most recent Annual Report on Form 10-K; (3) most recent proxy statement for the annual meeting of stockholders; (4) Registration Statements filed with the SEC since January 1, 2000; and (5) all Current Reports on Form 8-K filed with the SEC since the date of the Company’s most recent report on Form 10-Q. The Company has filed additional reports and documents with the SEC that may be accessed at www.sec.gov. The SEC Reports: (A) were prepared in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be; and (B) did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any SEC Report has been updated, revised, supplemented or amended by a later-filed SEC Report, none of the SEC Reports contains an untrue statement of material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of the date of this Agreement, no subsidiary of the Company is subject to the reporting requirements of the Exchange Act.

(ii) Each of the financial statements (including, in each case, any notes thereto) contained in the SEC Reports (collectively, the “Financial Statements”): (1) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (2) were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC, and except that the unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end adjustments that did not and will not, individually or in the aggregate, be material in amount); and (3) fairly present the consolidated financial position of the Company as of the respective dates thereof and the consolidated results of operations and cash flows of the Company for the periods covered thereby. The books and records of the Company are being maintained in accordance with applicable material legal and accounting requirements. The auditors who have certified the financial statements of the Company contained in the SEC Reports are independent public accountants as required by the Securities Act and the rules and regulations thereunder. Except as disclosed in the SEC Reports and except for matters which are not, individually or in the aggregate, reasonably expected to have a Material Adverse Effect, the Company has no obligations or liabilities, whether or not accrued, contingent or otherwise and whether or not required to be disclosed.

(g) Sarbanes-Oxley. The Company has complied with the disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15d-14) described in the SEC Reports, and the conclusions regarding the effectiveness of the disclosure controls and procedures set forth in the SEC Reports are true and correct in all material respects. The Chief Executive Officer and the Chief Financial Officer of the Company have signed, and the Company has furnished to the SEC, all certifications required by Section 906 of the Sarbanes-Oxley Act of 2002; such certifications contain no qualifications or exceptions to the matters certified therein, except as to knowledge, and have not been modified or withdrawn; and neither the Company nor any of its officers has received notice from any governmental entity questioning or challenging the accuracy, completeness, content, form or manner of filing or submission of such certifications.

(h) Private Offering. Subject to the accuracy of the Purchaser’s representations set forth in Section 4.1(c), Section 4.1(f) and Section 4.1(g), the offer, sale and issuance of the Shares in accordance with the terms of this Agreement is in compliance with all applicable laws, exempt from the registration requirements of Section 5 of the Securities Act and exempt from applicable

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state registration or qualification requirements, other than those with which the Company has complied or will comply.

(i) Subsidiaries. Except as disclosed in the SEC Reports or warrants to acquire minority interests in other entities (which acquisitions are not material to the Company’s business or operations), the Company does not presently own or control, directly or indirectly, any interest in any other corporation, partnership, trust, joint venture, association or other entity.

(j) Stockholder Approval. The affirmative waiver or consent of (i) the holders of a majority of the Company’s outstanding Registrable Securities (as such term is defined in that certain Amended and Restated Registration Rights Agreement, dated as of August 15, 1999, by and among the Company, those individuals and entities set forth on the Schedule of Rights Holders attached thereto as Exhibit A and the holders of warrants to purchase the Company’s Series H Preferred Stock set forth on the Schedule of Warrantholders attached thereto as Exhibit B, and as further amended by that certain Notice, Waiver and Amendment of Registration Rights dated as of July 23, 2001) and (ii) the holders of a majority of the Company’s outstanding Registrable Securities (as such term is defined in that certain Investor Rights Agreement, dated as of October 31, 1997, by and among the Company and those individuals and entities set forth on the Schedule of Investors attached thereto as Exhibit A and those option holders set forth on the Schedule of Option Holders attached thereto as Exhibit B, and as further amended by that certain Notice, Waiver and Amendment of Registration Rights dated as of July 23, 2001) approving the execution and delivery of the Registration Rights Agreement and waiving all piggy-back registration rights with respect to any registration statement filed by the Company pursuant to the Registration Rights Agreement (the “Company Registration Right Holder Consent”) is the only vote or consent of the holders of any class or series of capital stock or other equity interests of the Company required prior to the First Closing. The affirmative vote or consent of the holders of a majority of shares of Common Stock present in person or represented by proxy at a meeting of the Company’s stockholders and entitled to vote, excluding Shares issued to Purchaser pursuant to this Agreement, pursuant to Rule 4350(i)(6) promulgated by the National Association of Securities Dealers, Inc. (the “Company Stockholder Approval”) is the only vote or consent of the holders of any class or series of capital stock or other equity interests of the Company necessary to approve this Agreement, the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby prior to the Second Closing. Except for the Company Registration Right Holder Consent and the Company Stockholder Approval, no vote or consent of the holders of any class or series of capital stock or other equity interests of the Company is necessary to approve this Agreement, the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby.

(k) Permits; Compliance With Law. The Company is in possession of all material authorizations, licenses, permits, certificates, approvals and clearances, and has submitted notices to, all governmental entities (including all authorizations under the Federal Food, Drug and Cosmetic Act of 1938, as amended (the “FDCA”), and the regulations of the United States Food and Drug Administration (the “FDA”) promulgated thereunder) necessary for the Company to own, lease and operate its properties or other assets and to carry on its business in the manner described in the SEC Reports (the “Company Permits”), and all such Company Permits are valid, and in full force and effect, except where the failure to have, or the suspension or cancellation of, or failure to be valid or in full force and effect of, any of the Company Permits would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company is not in conflict with, or in default or violation of, (1) any federal, state, local or foreign statute, law, ordinance, regulation, rule, code, order, judgment, writ, stipulation, award, injunction, decree or arbitration award or finding or rule of common law applicable to the Company or by which any property or asset of the Company is bound or affected, including, but

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not limited to, rules and regulations promulgated by the FDA, laws, rules and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances and the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (each of the foregoing collectively referred to as “Law”) or (2) any Company Permits, except in the case of the foregoing (1) or (2) for any such conflicts, defaults or violations that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(l) Intellectual Property. The Company owns or possesses adequate rights or licenses to use all material trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and rights (the “Proprietary Rights”) necessary to conduct its business as described in the SEC Reports, except where the failure to so own or possess such Proprietary Rights will not, singularly or in the aggregate, have a Material Adverse Effect. The Company takes reasonable security measures to provide adequate trade secret protection in its non-patented technology. Except as disclosed in the SEC Reports, the Company does not have any knowledge of any infringement by the Company of any Proprietary Rights of others which could result in a Material Adverse Effect, and, except as disclosed in the SEC Reports, there is no claim, action or proceeding being made or brought against, or to the Company’s knowledge, being threatened against, the Company regarding the infringement by the Company of the Proprietary Rights of others that, if successful, could reasonably be expected to have a Material Adverse Effect. Except as disclosed in the SEC Reports, the Company is not subject to any judgment, order, writ, injunction or decree of any court or any Federal, state, local, foreign or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or any arbitrator, nor, has it entered into or is a party to any contract which restricts or impairs the use of any such Proprietary Rights in a manner which would have a Material Adverse Effect. The Company has complied, in all material respects, with its respective contractual obligations relating to the protection of the Proprietary Rights used pursuant to licenses, except as would not have a Material Adverse Effect. Except as disclosed in the SEC Reports, to the knowledge of the Company, no person is infringing on or violating the Proprietary Rights owned or used by the Company in a manner that could reasonably be expected to have a Material Adverse Effect.

(m) NASDAQ Compliance. The Common Stock is registered pursuant to Section 12(g) of the Exchange Act and is listed on the NASDAQ National Market, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the NASDAQ National Market.

(n) Contracts. Except as disclosed in the SEC Reports and except for matters which are not reasonably likely to have a Material Adverse Effect, the contracts listed as exhibits to the SEC Reports that are material to the Company are in full force and effect, and neither the Company nor, to the Company’s knowledge, any other party to such contracts is in breach of or default under any of such contracts.

(o) No Manipulation of Stock. The Company has not taken and will not, in violation of applicable Law, take any action outside the ordinary course of business designed to or that might reasonably be expected to cause or result in unlawful manipulation of the price of the Common Stock. All information material to the Company’s assets, liabilities, business, financial condition or results of operations has been or will be made public prior to the beginning of each Pricing Period relating to the Subsequent Closings.

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(p) Taxes. The Company has filed all federal, state and local income and franchise tax returns required to be filed and has paid all taxes due thereon, and no tax deficiency has been determined adversely to the Company which has had (nor does the Company have any knowledge of any tax deficiency which, if determined adversely to the Company would reasonably be expected to have) a Material Adverse Effect.

(q) Transfer Taxes. All stock transfer or other taxes (other than income taxes) which are required to be paid in connection with the sale and transfer of the Shares to be sold to Purchaser hereunder will be, or will have been, fully paid or provided for by the Company and all laws imposing such taxes will be or will have been fully complied with.

(r) Investment Company. The Company is not an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for an investment company, within the meaning of the Investment Company Act of 1940, as amended.

(s) Litigation. Except as disclosed in the SEC Reports, there is no legal action, suit, arbitration or other legal, administrative or governmental proceeding pending or, to the Company’s knowledge, threatened against the Company that could reasonably be expected to have a Material Adverse Effect.

(t) Anti-takeover. The board of directors of the Company has taken all necessary action to cause Section 203 of the Delaware General Corporate Law to be inapplicable to the Company (and has delivered written evidence satisfactory to Purchaser to this effect), and has taken all necessary action to cause any other applicable anti-takeover or similar statute or regulation or provision of the Company charter or bylaws, or other organizational or constitutive document or governing instruments of the Company, to be inapplicable to this Agreement and the other Transaction Documents, and the consummation of the transactions contemplated hereby and thereby without further action on the part of the board of directors of the Company.

(u) Employees. Except as disclosed in the SEC Reports, (i) the Company is not aware that any executive officer or key employee, or that any group of executive officers or key employees, intends to terminate their employment with the Company and (ii) the Company does not have any present intention to terminate the employment of any executive officer, key employee or group of key employees, in each case which terminations could reasonably be expected to have a Material Adverse Effect.

(v) Disclosure. None of the representations or warranties of the Company contained herein and the information contained in the Company Disclosure Schedule, when taken as a whole, contains any untrue statement of a fact or omits to state a fact required to be stated herein or therein necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading, except for facts which are disclosed in the SEC Reports or are not reasonably likely to have a Material Adverse Effect.

(w) Finder’s Fees. The Company has retained no investment bankers, finders or brokers in connection with the transactions contemplated by this Agreement.

4. REPRESENTATIONS AND WARRANTIES OF PURCHASER; RESTRICTIONS ON TRANSFER OF THE SHARES

4.1 Representations and Warranties. Purchaser hereby represents and warrants to the Company the following:

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(a) Authorization. All necessary corporate action on the part of Purchaser for the execution, delivery and performance of its obligations under this Agreement and for the consummation of the transactions contemplated hereby has been taken. This Agreement constitutes a valid and legally binding obligation of the Purchaser enforceable in accordance with its terms.

(b) Corporate Organization and Authority. Purchaser is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware. Purchaser has the corporate power, authority and capacity to execute and deliver this Agreement and to perform its obligations under this Agreement and any document contemplated to be delivered hereby.

(c) Purchase Entirely for Own Account. This Agreement is made with Purchaser in reliance upon Purchaser’s representation to the Company, which by Purchaser’s execution of this Agreement Purchaser hereby confirms, that the Shares to be purchased by Purchaser will be acquired for investment for Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof. Purchaser has no present intention of selling, granting any participation in or otherwise distributing the same. By executing this Agreement, Purchaser further represents that Purchaser does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Shares and Purchaser has not been formed for the specific purpose of acquiring the Shares.

(d) Restricted Securities. Purchaser understands that the Shares have not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act, which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of Purchaser’s representations as expressed in Section 4.1(c). Purchaser understands that the Shares are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, Purchaser must hold the Shares indefinitely unless they are registered with the SEC and qualified by state authorities, or an exemption from such registration and qualification requirements is available. Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Shares, and on requirements relating to the Company that are outside of Purchaser’s control.

(e) Legends. Purchaser understands that the Shares may bear one or all of the following legends:

(i) “THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SUCH ACT, OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.”

(ii) “THE SHARES REPRESENTED BY THIS CERTIFICATE ARE HELD BY A PERSON WHO MAY BE DEEMED TO BE AN AFFILIATE OF THE ISSUER FOR PURPOSES OF RULE 144 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.”

(f) Accredited Investor. Purchaser is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

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(g) Investment Experience. Purchaser has such knowledge and experience in financial and business matters that Purchaser is capable of evaluating the merits and risks of the investment in the Shares.

5. COVENANTS OF THE COMPANY

The Company covenants and agrees with Purchaser that from and after the date hereof:

5.1 Consents. The Company shall use its commercially reasonable efforts to procure, in a timely manner upon reasonable terms and conditions, all consents and approvals, complete all filings, registrations and certificates, and satisfy all other requirements prescribed by Law, which are necessary to consummate the transactions contemplated in this Agreement, including taking all actions reasonably necessary to effect any appropriate filings required under any applicable Antitrust Law as promptly as possible and taking all actions reasonably necessary to obtain the Company Registration Right Holder Consent prior to the First Closing Date and the Company Stockholder Approval prior to the Second Closing Date.

5.2 Cooperation. The Company shall cooperate fully, completely and promptly with Purchaser in connection with satisfying all conditions to, and effecting the transactions contemplated by, this Agreement.

5.3 Commercially Reasonable Efforts. The Company shall use its commercially reasonable efforts to cause the conditions set forth in Section 7.1 and Section 7.3 to be satisfied on or prior to the First Closing Date and each Subsequent Closing Date.

5.4 Further Assurances. The Company agrees to use its commercially reasonable efforts to take, or cause to be taken, any appropriate action, and do, or cause to be done, all things necessary, proper or advisable under any applicable Law to consummate and make effective the sale and assignment of the Shares contemplated by this Agreement as promptly as practicable after the date hereof.

5.5 Operation of Business. At all times prior to the First Closing, the Company agrees to maintain its existence in good standing under applicable Law. At all times prior to the earlier of the First Closing or June 30, 2003, the Company agrees to conduct its operations only in the ordinary and usual course of business consistent with past practice.

5.6 Operation of Business During Pricing Periods. The Company agrees to (a), during each Pricing Period, maintain its existence in good standing under applicable Law, (b), during each Pricing Period, conduct its operations only in the ordinary and usual course of business consistent with past practice and (c), during each Pricing Period and for a period of three trading days prior to the commencement of each Pricing Period, not take any action or establish a record date for the taking of any action with respect to any stock split, stock dividend, combination of shares, recapitalization or other change in the structure of the Company which affects or relates to the Common Stock.

6. COVENANTS OF PURCHASER

Purchaser covenants and agrees with the Company that from and after the date hereof:

6.1 Consents. Purchaser shall use its commercially reasonable efforts to procure, in a timely manner upon reasonable terms and conditions, all consents and approvals, complete all filings, registrations and certificates, and satisfy all other requirements prescribed by Law, which are necessary to consummate the transactions contemplated in this Agreement, including taking all actions reasonably necessary to effect any appropriate filings required under any applicable

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Antitrust Law as promptly as possible.

6.2 Cooperation. Purchaser shall cooperate fully, completely and promptly with the Company in connection with satisfying all conditions to, and effecting the transactions contemplated by, this Agreement.

6.3 Commercially Reasonable Efforts. Purchaser shall use its commercially reasonable efforts to cause the conditions set forth in Section 7.2 and Section 7.3 to be satisfied on or prior to the First Closing Date and each Subsequent Closing Date.

6.4 Further Assurances. Purchaser agrees to use its commercially reasonable efforts to take, or cause to be taken, any appropriate action, and do, or cause to be done, all things necessary, proper or advisable under any applicable Law to consummate and make effective the sale and assignment of the Shares contemplated by this Agreement as promptly as practicable after the date hereof.

7. CLOSING CONDITIONS

7.1 Conditions to Obligations of Purchaser at Each Closing. At each Closing, the obligation of Purchaser to purchase the Shares to be acquired at such Closing shall be subject to the satisfaction or Purchaser’s waiver, on or prior to the relevant Closing Date, of each of the following conditions:

(a) Each of the representations and warranties of the Company contained in this Agreement (i) that are qualified by materiality or by Material Adverse Effect shall be true and correct and (ii) that are not qualified by materiality or by Material Adverse Effect shall be true and correct in all material respects.

(b) All covenants, agreements and conditions contained in this Agreement to be performed by the Company on or prior to such Closing Date shall have been performed or complied with in all material respects at or prior to such Closing Date.

(c) Purchaser shall have received each of the documents to be delivered to it pursuant to Section 2.2(a) and, if applicable, Section 2.2(b) and Section 2.2(c).

(d) The Company shall have executed and delivered the Transaction Documents, such agreements shall be in full force and effect and, if there shall have been any event giving rise to a notice of termination for material breach under Section 11 of the Collaboration Agreement, any such breach shall have been cured during the applicable cure period set forth in the Collaboration Agreement (it being understood that such Closing Date shall be delayed until the expiration of any such cure period).

(e) The Company shall have amended its Rights Agreement, dated as of December 11, 2002, by and between the Company and Wells Fargo Bank Minnesota, N.A. (the “Company Rights Agreement”) pursuant to an amendment substantially in the form attached hereto as Exhibit D, and such amendment shall be in full force and effect.

(f) The Company Registration Right Holder Consent shall have been obtained prior the First Closing Date.

7.2 Conditions to Obligations of the Company at Each Closing. At each Closing, the obligation of the Company to sell and issue the Shares to be sold and issued at such Closing shall

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be subject to the satisfaction or the Company’s waiver, on or prior to the relevant Closing Date, of each of the following conditions:

(a) Each of the representations and warranties of the Purchaser contained in this Agreement (i) that are qualified by materiality shall be true and correct and (ii) that are not qualified by materiality shall be true and correct in all material respects.

(b) All covenants, agreements and conditions contained in this Agreement to be performed by Purchaser on or prior to such Closing Date shall have been performed or complied with in all material respects at or prior to such Closing Date.

(c) The Company shall have received each of the documents to be delivered to it pursuant to Section 2.2(d) and, if applicable, Section 2.2(e).

(d) Purchaser shall have executed and delivered the Transaction Documents.

7.3 Conditions to Obligations of Each Party. At each Closing, the obligation of Purchaser to purchase the Shares to be acquired at such Closing and the obligation of the Company to sell and issue the Shares to be sold and issued at such Closing shall be subject to the satisfaction or waiver, on or prior to the relevant Closing Date, of each of the following conditions:

(a) All statutory requirements for the valid consummation by the Parties of the transactions contemplated in this Agreement to be consummated at such Closing shall have been fulfilled, and all consents, authorizations, permits, waivers and approvals (including of all U.S. federal, state and local and non-U.S. governmental agencies and authorities) required to be obtained in order to permit the consummation by Parties of the transactions contemplated by this Agreement to be consummated at such Closing shall have been obtained, including, but not limited to, that the required waiting period under Antitrust Laws applicable to the consummation of the transactions contemplated by the Transaction Documents shall have expired or been terminated.

(b) No action or claim shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling or charge would (i) prevent consummation of any of the transactions contemplated by this Agreement, (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation or (iii) have the effect of making illegal the purchase of, or payment for, any of the Shares by Purchaser.

(c) There shall be no temporary restraining order, preliminary injunction or permanent injunction or other order preventing the consummation of the transaction contemplated by this Agreement to be completed at the applicable Closing issued by any court that remains in effect.

(d) The Company Stockholder Approval shall have been obtained; provided that receipt of the Company Stockholder Approval shall not be a condition to the transactions to be consummated at the First Closing.

8. LOCKUP

Purchaser agrees that for a period of 12 months following the First Closing Date, Purchaser and its affiliated entities shall not offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any of the First Closing Shares or grant any option or other rights to any person to acquire the First Closing Shares without the prior written consent of the Company; provided, however, that this Article 8 shall not apply to offers, sales, contracts to sell, pledges, grants of options to purchase or other dispositions by Purchaser

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or any of its affiliates to Purchaser or any of its affiliates; provided, further, that this Article 8 will terminate and be of no force and effect: (a) upon the termination of the Collaboration Agreement for material breach pursuant to Section 11 thereto; or (b) effective upon a Change in Control of the Company. A “Change in Control” of the Company shall be deemed to occur if (i) the Company sells, conveys or otherwise disposes of all or substantially all of its property or business, (ii) merges or consolidates with any other corporation or business entity (other than a wholly-owned subsidiary of the Company), (iii) the Company or any third party engages in or proposes to engage in any transaction or series of related transactions, the result of which is that stockholders of the Company immediately prior to such transaction, or the first of such series of transactions constituting the putative Change in Control event, do not, or would not, own at least 50% of the outstanding voting power of the Company immediately after such transaction, or the last of such series of transactions constituting the putative Change in Control event or (iv) effects any other transaction or series of transactions in which the members of the Board of Directors of the Company prior to the transaction or the first of such series of transactions constituting the putative Change in Control event do not constitute a majority of the members of the Board of Directors of the enterprise following completion of the transaction or the last of such series of transactions constituting the putative Change in Control event.

9. TERMINATION

9.1 Termination. This Agreement may be terminated:

(a) at any time by the mutual written consent of the Company and Purchaser;

(b) by the Company, on the one hand, or Purchaser, on the other hand, by written notice to the other Party, if the First Closing shall not have been consummated on or before November 21, 2003, unless the failure to consummate the First Closing on or prior to such date is the result of a default under this Agreement by the Party seeking to terminate the Agreement pursuant to the terms of this Section 9.1(b);

(c) at any time by Purchaser upon written notice to the Company if (i) the Company fails to perform any of its covenants or agreements contained herein in any material respect and such breach shall not have been cured within twenty (20) business days of the delivery of written notice by Purchaser to the Company of such breach, or (ii) any of the conditions to Purchaser’s obligation to consummate the transactions provided for herein shall have become impossible to satisfy;

(d) by the Company upon written notice to Purchaser if (i) Purchaser fails to perform any of its covenants or agreements contained herein in any material respect and such breach shall not have been cured within twenty (20) business days of the delivery of written notice by the Company to Purchaser of such breach, or (ii) any of the conditions to the Company’s obligation to consummate the transactions provided for herein shall have become impossible to satisfy; and

(e) by Purchaser if (i) any proceeding seeking liquidation, reorganization or other relief with respect to the Company under any bankruptcy, insolvency or other similar Law now or hereafter in effect has not been dismissed within sixty (60) days after the commencement thereof, (ii) the Company is adjudged as bankrupt or insolvent, or a final and non-appealable order for relief under any bankruptcy, insolvency or other similar Law now or hereafter in effect has been entered against the Company, (iii) the Company has filed a voluntary petition under any bankruptcy, insolvency or other similar Law or under the reorganization provisions of any such Law seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or other similar Law now or hereafter in effect; (iv) the Company executes and delivers a general

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assignment for the benefit of creditors, (v) the Company seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator for the Company or for all or any substantial part of the Company’s properties, (vi) the Company files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the Company in any proceeding of the nature described in clause (ii) above; (vii) the Company is unable to confirm in writing that it is, following a request by Purchaser upon 48 hours notice (or otherwise indicates that it is not), able to pay its debts as they mature, (viii) the appointment without the Company’s consent or acquiescence of a trustee, receiver or liquidator has not been vacated or stayed within ninety (90) days of such appointment, or (ix) an appointment referred to in clause (viii) above is not vacated within ninety (90) days after the expiration of any such stay.

9.2 Effect of Termination. In the event that this Agreement shall be terminated pursuant to Section 9.1, all further obligations of the parties hereto under this Agreement (other than pursuant to Section 11.9, which shall continue in full force and effect) shall terminate without further liability or obligation of either Party to the other Party hereunder; provided that, no Party shall be released from liability accrued hereunder prior to the date of termination.

10. SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS; INDEMNIFICATION

10.1 Survival. Each of the parties’ representations, warranties, covenants and agreements set forth in this Agreement shall survive the Closings for the full applicable statute of limitations.

10.2 Indemnity by the Company. The Company shall indemnify and hold Purchaser and its affiliates and its and their officers, directors and agents (the “Purchaser Indemnitees”) harmless from and against, and shall pay to Purchaser the full amount of, any loss, claim, damage, liability or expense (including reasonable attorneys’ fees) (hereafter referred to as a “Claim”) resulting to a Purchaser Indemnitee from any inaccuracy in any representation or warranty as of each Closing Date or any material breach of any covenant or agreement, by the Company contained in this Agreement.

10.3 Indemnity by Purchaser. Purchaser shall indemnify and hold the Company harmless from and against, and shall pay to the Company and its affiliates and its and their officers, directors and agents (the “Company Indemnitees”) the full amount of, any Claim resulting to a Company Indemnitee from any inaccuracy in any representation or warranty, or any breach of any covenant or agreement, by Purchaser contained in this Agreement.

10.4 Remedies. Upon the occurrence of any event for which the Company or Purchaser is entitled to indemnification under this Agreement, such party shall have all the rights and remedies in Law and in equity available to it.

11. MISCELLANEOUS

11.1 Entire Agreement; Amendment. This Agreement constitutes the entire Agreement between the Parties with respect to the within subject matter and supersedes all previous Agreements, whether written or oral. This Agreement shall not be changed or modified orally, but only by an instrument in writing signed by both Parties.

11.2 Governing Law; Choice of Law. This Agreement and the validity, performance, construction and effect of this Agreement shall be governed in all respects by the laws of the State of California, with the exception of its provisions governing the conflict of laws.

11.3 Jurisdiction. Each of the Parties hereby irrevocably and unconditionally submits, for

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itself and its assets and properties, to the exclusive jurisdiction of any California State court, or Federal court of the United States of America, sitting within the State of California, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, the agreements delivered in connection herewith, or the transactions contemplated hereby or thereby, or for recognition or enforcement of any judgment relating thereto, and each of the Parties hereby irrevocably and unconditionally (i) agrees not to commence any such action or proceeding except in such courts, (ii) agrees that any claim in respect of any such action or proceeding may be heard and determined in such California State court or, to the extent permitted by Law, in such Federal court, (iii) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such action or proceeding in any such California State or Federal court, and (iv) waives, to the fullest extent permitted by Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such California State or Federal court. Each of the Parties hereby agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each of the Parties hereby irrevocably consents to service of process in the manner provided for notices in Section 11.5 hereof. Nothing in this Agreement will affect the right of any Party to this Agreement to serve process in any other manner permitted by applicable Law.

11.4 Assignment. This Agreement may not be assigned by either Party without the prior written consent of the other, except that, (a) Purchaser may assign this Agreement to an “affiliate” (as such term is defined in Rule 501(b) of Regulation D promulgated under the Securities Act) of Purchaser and (b) the Company may assign this Agreement to a party that acquires all or substantially all of the Company’s business, whether by merger, sale of assets or otherwise. A merger, consolidation or other reorganization shall be deemed to constitute an assignment.

11.5 Notices. Any notices required or permitted hereunder shall be given to the appropriate Party at the address specified below or at such other address as the Party shall specify in writing. Such notice shall be in writing sent by: (i) certified mail, postage prepaid, return receipt requested; (ii) nationally recognized courier service; or (iii) facsimile. Notice shall be deemed given (a) if sent by certified mail, on the earlier of the date the return receipt is signed or on the third business day (fifth business day if sent internationally) after the notice is mailed; (b) if sent by nationally recognized courier service, on the day the notice is delivered according to the records of such courier service; or (c) if sent by facsimile, upon the date such notice is transmitted by facsimile, provided that such transmission is subsequently confirmed by a hard copy sent by nationally recognized courier service within twenty-four (24) hours of the transmission.

For Company:	Tularik Inc.
1120 Veterans Boulevard
South San Francisco, CA 94080
Facsimile: (650) 825-7303
Attention: Secretary

With a copy to:	Cooley Godward LLP
Five Palo Alto Square
3000 El Camino Real
Palo Alto, CA 94306-2155
Facsimile: (650) 849-7400
Attention: Suzanne Sawochka Hooper

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For Purchaser:	Amgen Inc.
One Amgen Center Drive
Thousand Oaks, CA 91320-1799
Facsimile: (805) 499-8011
Attention: Corporate Secretary

With a copy to:	Latham & Watkins
650 Town Center Drive
20th Floor
Costa Mesa, California 92626
Facsimile: (714) 755-8290
Attention: Charles K. Ruck

11.6 Waiver. The failure of either Party to assert a right hereunder or to insist upon compliance with any term or condition of this Agreement shall not constitute a waiver of that right or excuse a similar subsequent failure to perform any such term or condition by the other Party. None of the terms, covenants and conditions of this Agreement can be waived except by the written consent of the Party waiving compliance.

11.7 No Third-Party Beneficiary. This Agreement is for the benefit of, and may be enforced only by, the Company and Purchaser and their respective successors and permitted transferees and assignees, and is not for the benefit of, and may not be enforced by, any third party.

11.8 Finder’s Fees.

(a) The Company hereby agrees to indemnify and to hold Purchaser and its affiliates and agents harmless from and against any costs, expenses or liability for any commission or compensation in the nature of a finder’s fee to any investment banker, finder, broker or other person or firm (including legal fees and other costs and expense of defending against such liability or asserted liability) resulting from or arising out of acts or alleged acts of the Company, its affiliates or its or their representatives.

(b) Purchaser (i) represents and warrants that, other than Merrill Lynch, Pierce, Fenner and Smith Incorporated, it has retained no investment bankers, finders or brokers in connection with the transactions contemplated by this Agreement and (ii) hereby agrees to indemnify and hold the Company harmless from and against any costs, expenses or liability for any commission or compensation in the nature of a finder’s fee to any investment banker, finder, broker or other person or firm (including legal fees and other costs and expense of defending against such liability or asserted liability) resulting from or arising out of acts or alleged acts of Purchaser, its affiliates or its or their representatives.

11.9 Expenses. The Company and Purchaser shall each bear its respective expenses and legal fees incurred with respect to the negotiation, execution, delivery and performance of this Agreement and the transactions contemplated hereby.

11.10 Counterparts. This Agreement may be executed in counterparts, all of which taken together shall be regarded as one and the same instrument. Execution and delivery of this Agreement by exchange of facsimile copies bearing the facsimile signature of a Party hereto shall constitute a valid and binding execution and delivery of this Agreement by such Party. Such facsimile copies shall constitute enforceable original documents.

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11.11 Severability. If any provision of this Agreement is declared invalid by a court of last resort or by any court from the decision of which an appeal is not taken within the time provided by Law, then and in such event, this Agreement will be deemed to have been terminated only as to the portion thereof that relates to the provision invalidated by that decision, but this Agreement, in all other respects will remain in force; provided, however, that if the provision so invalidated is essential to this Agreement as a whole, then the Parties shall negotiate in good faith to amend the terms hereof as nearly as practical to carry out the original intent of the Parties.

11.12 Time of the Essence. Time is of the essence for purposes of this Agreement.

11.13 Rules of Interpretation. Within this Agreement (a) a reference to any individual, firm, trust, corporation, partnership, limited liability company, governmental entity or business organization includes such entity’s permitted successors and permitted assigns; (b) the words “include,” “includes” and “including” are not limiting; (c) references to any document, instrument or agreement (i) shall include all exhibits, schedules and other attachments thereto, (ii) shall include all documents, instruments or agreements issued or executed in replacement thereof, and (iii) shall mean such document, instrument or agreement, or replacement thereof, as amended, modified and supplemented from time to time and in effect at any given time; (d) the words “hereof,” “herein” and “hereunder” and words of similar import when used shall refer to this Agreement as a whole and not to any particular provision of this Agreement; and (e) the headings used in this Agreement have been inserted for convenience only, and they are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

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IN WITNESS WHEREOF, the Parties have executed this Agreement by their duly authorized representatives as of the date first written above.

COMPANY:		PURCHASER:

Tularik Inc.		Amgen Inc.

By:	/s/ William J. Rieflin	By:	/s/ Kevin W. Sharer
	William J. Rieflin Executive Vice President, Administration	Name: Title:	Kevin W. Sharer Chairman of the Board, Chief Executive Officer and President

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EXHIBIT A

FORM OF REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (the “Agreement”) is made effective as of             , 2003, by and between TULARIK INC., a Delaware corporation (the “Company”), and AMGEN INC., a Delaware corporation (“Amgen”).

RECITALS

WHEREAS, the Company and Amgen have entered into that certain Stock Purchase Agreement dated as of May 21, 2003 (the “Company Stock Purchase Agreement”) pursuant to which Amgen will, subject to the terms and upon satisfaction of the conditions set forth therein, acquire shares of Common Stock (as such term is defined herein) on each of the First Closing Date, Second Closing Date, Third Closing Date and Fourth Closing Date (as those terms are defined in the Company Stock Purchase Agreement); and

WHEREAS, Amgen has entered into a Stock Purchase Agreement with ZKB Pharma Vision AG (“ZKB”) dated May 21, 2003 (the “ZKB Stock Purchase Agreement”) pursuant to which Amgen has or will acquire additional shares of Common Stock from ZKB.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants and conditions set forth herein, the parties hereto agree as follows:

AGREEMENT

1.	DEFINITIONS.

(a) The term “Act” means the Securities Act of 1933, as amended.

(b) The term “Agreement” has the meaning set forth in the Preamble.

(c) The term “Amgen” has the meaning set forth in the Preamble.

(d) The term “Business Day” means any day on which banks are not required or authorized to close in the City of Los Angeles.

(e) The term “Closing Date” means each of the First Closing Date, the Second Closing Date, the Third Closing Date and the Fourth Closing Date.

(f) The term “Common Stock” means the common stock, par value $0.001 per share, of the Company or any other shares of capital stock or other securities of the Company into which such shares of Common Stock shall be reclassified or changed, including, by reason of a merger, consolidation, reorganization or recapitalization. If the Common Stock has been so reclassified or changed, or if the Company pays a dividend or makes a distribution on the Common Stock in shares of capital stock or subdivides (or combines) its outstanding shares of Common Stock into a greater (or smaller) number of shares of Common Stock, a share of Common Stock shall be deemed to be such number of shares of stock and amount of other securities to which a holder of a share of Common Stock outstanding immediately prior to such change, reclassification, exchange, dividend, distribution, subdivision or combination would be entitled.

(g) The term “Company” has the meaning set forth in the Preamble.

(h) The term “Company Blackout Period” has the meaning set forth in Section 14.

(i) The term “Company Offering” has the meaning set forth in Section 2(c)(iii).

(j) The term “Company Stock Purchase Agreement” has the meaning set forth in the Recitals.

(k) The term “Deferral Notice” has the meaning set forth in Section 2(d).

(l) The term “Deferral Period” has the meaning set forth in Section 2(d).

(m) The term “Demand Effectiveness Deadline Date” has the meaning set forth in Section 3(a).

(n) The term “Demand Registration” has the meaning set forth in Section 3(a).

(o) The term “Demand Registration Notice” has the meaning set forth in Section 3(a).

(p) The term “Demand Underwriters” has the meaning set forth in Section 3(c).

(q) The term “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(r) The term “Final Prospectus” has the meaning set forth in Section 7(a)(3).

(s) The term “Holder” means any recordholder of Registrable Securities that is a party to this Agreement, including a Permitted Transferee.

(t) The term “Holder-Underwriters” has the meaning set forth in Section 7(a).

(u) The term “Material Event” means any event or the existence of any fact as a result of which the Company shall determine in its reasonable discretion that a Registration Statement shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or any Prospectus shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (including, in any such case, as a result of the non-availability of financial statements).

(v) The term “NASD” means the National Association of Securities Dealers, Inc.

(w) The term “Permitted Transferees” means any Person to which the rights under this Agreement are transferred pursuant to Section 11.

(x) The term “Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

(y) The term “Prospectus” means the prospectus included in any Registration Statement (including a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and all other amendments and supplements to such prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such prospectus.

(z) The terms “register,” “registered” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Act and the declaration or ordering of the effectiveness of such registration statement.

(aa) The term “Registrable Securities” means the Common Stock issued or issuable to Amgen or acquired by Amgen pursuant to:

(i) the Company Stock Purchase Agreement; and

(ii) the ZKB Stock Purchase Agreement;

provided, however, that the above described securities shall not be treated as Registrable Securities if and so long as they (x) have been sold by a Holder to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, (y) have been sold by a Holder pursuant to Rule 144 promulgated under the Act in a transaction exempt from the registration and prospectus delivery requirements of the Act so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale or (z) are able to be sold without restriction under Rule 144 of the Act.

(bb) The term “Registration Statement” means any registration statement under the Act of the Company that covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the related Prospectus, all amendments and supplements to such registration statement, including pre- and post-effective amendments, all exhibits thereto and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

(cc) The term “SEC” means the Securities and Exchange Commission or any successor agency thereto.

(dd) The term “Section 2(c)(iii) Reason” has the meaning set forth in Section 2(c)(iii).

(ee) The term “Shelf Bookrunning Manager” has the meaning set forth in Section 2(c)(ii).

(ff) The term “Shelf Effectiveness Period” has the meaning set forth in Section 2(a).

(gg) The term “Shelf Registration Statement” has the meaning set forth in Section 2(a).

(hh) The term “Shelf Underwriters” has the meaning set forth in Section 2(c)(ii).

(ii) The term “Subsequent Market” has the meaning set forth in Section 6(q).

(jj) The term “Transaction Delay Notice” has the meaning set forth in Section 2(c)(iii).

(kk) The term “Transaction Delay Period” means the period commencing on the day the Company furnishes a Transaction Delay Notice and continuing until (i) in the case of a Company Offering, the earliest of (A) sixty (60) days following the effectiveness of the registration statement relating to the applicable Company Offering, (B) promptly after the abandonment of the applicable Company Offering or (C) one hundred twenty (120) days after the date of the Transaction Delay Notice or (ii) in the case of a Section 2(c)(iii) Reason, until the earlier of (A) such time as the Company reasonably determines that the delay is no longer appropriate or (B) one hundred and twenty (120) days.

(ll) The term “Violations” shall have the meaning set forth in Section 7(a)(1).

(mm) The term “ZKB” has the meaning set forth in the Recitals.

(nn) The term “ZKB Stock Purchase Agreement” has the meaning set forth in the Recitals.

2.	SHELF REGISTRATION.

(a) Filing of Shelf Registration Statement. After January 1, 2004, from time to time upon the written request of Amgen, the Company shall prepare and file or cause to be prepared and filed with the SEC, as soon as practicable, but in no event later than ten (10) business days after receipt of Amgen’s request, a Registration Statement for an offering to be made on a delayed or continuous basis pursuant to Rule 415 of the Act registering the resale from time to time by the Holders of all of the Registrable Securities then held by the Holders (each a “Shelf Registration Statement”), provided that no Registrable Securities that are then subject to an effective Registration Statement shall be required to be included therein. Each Shelf Registration Statement shall be on Form S-3 or another appropriate form permitting registration of such Registrable Securities for resale by such Holders in accordance with the methods of distribution set forth in the Shelf Registration Statement (such methods of distribution to include underwritten offerings and other methods designated in writing by the Holders pursuant to

Section 2(c)). The Company shall not permit any securities other than the Registrable Securities to be included in the Shelf Registration Statements. The Company shall use commercially reasonable efforts to cause each Shelf Registration Statement to be declared effective under the Act, as soon as practicable, but in no event later than the date that is ninety (90) days after the Shelf Registration Statement is initially filed by the Company with the SEC. The Company shall use commercially reasonable efforts to keep each Shelf Registration Statement continuously effective under the Act (subject to Section 2(d)) for a period not exceeding the earlier of: (i) the date on which all Holders may sell all Registrable Securities included in such Shelf Registration Statement without restriction under Rule 144 of the Act; or (ii) such time as Holders, their Permitted Transferees and assigns do not hold any Registrable Securities (the “Shelf Effectiveness Period”). The Company shall be deemed not to have used commercially reasonable efforts to keep a Shelf Registration Statement effective during the applicable Shelf Effectiveness Period if among other things it voluntarily takes any action that would result in Holders of Registrable Securities not being able to offer and sell such Securities at any time during the Shelf Effectiveness Period, unless such action is (x) required by applicable law or otherwise undertaken by the Company in good faith and for valid business reasons (not including avoidance of the Company’s obligations hereunder), including the acquisition or divestiture of assets, and (y) permitted by Section 2(d) hereof.

(b) Amendments to Shelf Registration Statement. The Company shall use commercially reasonable efforts to promptly supplement and amend the Shelf Registration Statements and any related Prospectus(es) if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration Statement, if required by the Act or as reasonably requested by Amgen or by the Shelf Bookrunning Manager, if any.

(c) Underwritten Syndicated Offerings.

      (i) If one or more Holders proposes to sell Registrable Securities in a underwritten syndicated offering pursuant to a Shelf Registration Statement, such Holder or Holders may request the Company in writing to effect such underwritten syndicated offering by supplement or amendment to such Shelf Registration Statement, stating the number of Registrable Securities proposed to be sold. The Company and all Holders proposing to distribute Registrable Securities through such underwritten syndicated offering shall enter into an underwriting agreement in customary form with the underwriters for the offering.

      (ii) Any underwritten syndicated offering requested pursuant to this Section 2(c) shall be underwritten by up to two co-managing underwriters. The Holders shall select one co-managing underwriter and the Company shall have the right to select a second co-managing underwriter, if any (together, the “Shelf Underwriters”). If the Company selects a co-managing underwriter, the co-managing underwriter selected by the Holders (the “Shelf Bookrunning Manager”) shall be the sole bookrunning underwriter and shall be entitled to 55% of the economics allocated to the two co-managing underwriters.

(iii) Notwithstanding any provision of this Agreement to the contrary, the Company shall not be required to effect an offering pursuant to this Section 2(c) during any Transaction Delay Period if, within five business days following the Company’s receipt of a request from a Holder to effect an offering pursuant to this Section 2(c), the Company furnishes such Holder with a certificate signed by an executive officer of the Company (a “Transaction Delay Notice”) to the effect that the Company (A) prior to the Company’s receipt of such request, had commenced preparations for the filing of a registration statement pertaining to a public offering of securities of the Company for the account of the Company (a “Company Offering”) or (B) has determined in good faith based on consultation and advice of a professional financial advisor that an offering pursuant to this Section 2(c) would likely materially interfere with a potential contemplated material financing, acquisition, reorganization, corporate development or merger or other transaction involving the Company (a “Section 2(c)(iii) Reason”). The Company may deliver no more than two (2) Transaction Delay Notices in any twelve-month period, and the aggregate duration of all Transaction Delay Periods shall not exceed one hundred and twenty (120) days in any twelve-month period. The Company shall use commercially reasonable efforts to cause any such registration statement relating to any such Company Offering to become effective as soon as possible.

(iv) The Company shall not be obligated to (1) effect more than two offerings pursuant to this Section 2(c), (2) effect more than one offering pursuant to this Section 2(c) or Section 3 in any twelve month period, or (3) effect any offering pursuant to this Section 2(c) involving less than three million (3,000,000) shares of Registrable Securities. An offering requested pursuant to this Section 2(c) shall not be deemed to have been effected for purposes of this Section 2(c), unless (A) the applicable Shelf Registration Statement remains effective for a period of at least sixty (60) days after commencement of the offering, and (B) the offering is not subject to any stop order or requirement of the SEC during the period specified in the foregoing clause (1) (other than any such stop order, injunction, or other requirement of the SEC prompted by any act or omission of Holders of Registrable Securities).

(v) If in an underwritten syndicated offering requested pursuant to this Section 2(c), the or, if applicable, either Shelf Underwriter (after consultation with any other Shelf Underwriter) reasonably advises the Company in writing that, in its opinion, the number of Registrable Securities requested to be included in such offering exceeds the number that can be sold in such offering at a price reasonably related to the then current market value of such securities, there shall be included in such offering only the Registrable Securities that such Shelf Underwriter so advises may be sold at a price reasonably related to the then current market value of such securities.

(d) Suspension of Shelf Registration Statements. Upon (i) the issuance by the SEC of a stop order suspending the effectiveness of a Shelf Registration Statement or the initiation of proceedings with respect to such Shelf Registration Statement under Section 7(d) or 8(e) of the Act or (ii) the occurrence of a Material Event or the non-availability of financial statements required in the Shelf Registration Statement, the Company shall (A) in the case of clause (ii) above, subject to the next to last sentence of this Section 2(d), as promptly as practicable, prepare and file a post-effective amendment to such Shelf Registration Statement or a supplement to the related Prospectus or any document incorporated therein by reference or file any other required document that would be incorporated by reference into the Shelf Registration Statement and Prospectus so that such Shelf Registration Statement does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and the related Prospectus does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, and, in the case of a post-effective amendment to such Shelf Registration Statement, subject to the next to last sentence of this Section 2(d), use commercially reasonable efforts to cause it to be declared effective as promptly as is reasonably practicable, and (B) give notice to the Holders named as selling security holders in the Prospectus that the availability of the Shelf Registration Statement is suspended (a “Deferral Notice”). Upon receipt of any Deferral Notice, each Holder agrees not to sell any Registrable Securities pursuant to the Registration Statement until such Holder’s receipt of copies of the supplemented or amended Prospectus provided for in clause (A) above, or until it is advised in writing by the Company that the Prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such Prospectus. The Company will use commercially reasonable efforts to ensure that the use of the Prospectus may be resumed (x) in the case of clause (i) above, as promptly as is practicable, but in no event later than twenty (20) business days after the Deferral Notice is given to the Holders, and (y) in the case of clause (ii) above, as soon as in the reasonable judgment of the Company the public disclosure of such Material Event would not be prejudicial to or contrary to the interests of the Company or such financial statements become available, but in no event later than forty-five (45) days after the Deferral Notice is given to the Holders. The period during which the availability of the Shelf Registration Statement and any related Prospectus is suspended pursuant to this Section 2(d) (the “Deferral Period”) shall not exceed forty-five (45) days in any three (3) month period and one hundred twenty (120) days during the Shelf Effectiveness Period.

3. DEMAND REGISTRATION.

(a) Request for Registration of Underwritten Offering. After January 1, 2004, one or more Holders may request in a written notice (“Demand Registration Notice”) that the Company file a Registration Statement under the Act covering the registration of a minimum of three million (3,000,000) shares of Registrable Securities held by such Holders in an underwritten offering (a “Demand Registration”). Following receipt of any notice under this Section 3(a), the Company shall use commercially reasonable efforts to cause to be registered under the Act all Registrable Securities that the Holders have requested be registered. As soon as practicable (but in no event later than thirty (30) days) after receipt of a Demand Registration Notice from the initiating Holders thereof, the Company shall file with the SEC a Registration Statement on appropriate form under the Act relating to the offer and sale of the Registrable Securities described in the Demand Registration Notice, and thereafter the Company shall use its commercially reasonable efforts to cause the Registration Statement to be declared effective as soon as practicable but in no event later than a date which is ninety (90) days after receipt of such Demand Registration Notice (the “Demand Effectiveness Deadline Date”). It being understood the Holders shall permit shares of Common Stock held by third parties exercising similar registration rights granted pursuant to agreements with the Company in effect as of the date hereof to be included in such registrations filed pursuant to this Section 3(a) if and to the extent there is capacity pursuant to Section 3(f) hereof.

(b) Underwritten Offering. Any distribution of Registrable Securities pursuant to any registration filed pursuant to this Section 3 shall be by means of an underwritten offering. The Company and all Holders proposing to distribute Registrable Securities through such underwritten offering shall enter into an underwriting agreement in customary form with the underwriters for the offering.

(c) Co-Managing Underwriters. Any offering requested pursuant to this Section 3 shall be underwritten by up to two co-managing underwriters. The Holders shall select one co-managing underwriter and the Company shall have the right to select a second co-managing underwriter, if any (together, the “Demand Underwriters”). If the Company selects a co-managing underwriter, the co-managing underwriter selected by the Holders shall be the sole bookrunning underwriter and shall be entitled to 55% of the economics allocated to the two co-managing underwriters.

(d) Blackout. Notwithstanding any provision of this Agreement to the contrary, the Company shall not be required to effect an offering pursuant to this Section 3 during any Transaction Delay Period if, within two business days following the Company’s receipt of a Demand Registration Notice, the Company furnishes such Holder with a Transaction Delay Notice to the effect that the Company (A) prior to the Company’s receipt of such request, had commenced preparations for the filing of a registration statement pertaining to a Company Offering or (B) has a Section 2(c)(iii) Reason. The Company may deliver no more than two (2) Transaction Delay Notices in any twelve-month period, and the aggregate duration of all Transaction Delay Periods shall not exceed one hundred and twenty (120) days in any twelve-month period. The Company shall use commercially reasonable efforts to cause any such registration statement relating to any such Company Offering to become effective as soon as possible.

(e) Limitation on the Number of Demand Registrations. In no event will the Company be obligated to effect (1) more than one underwritten offering in any twelve month period pursuant to Section 2(c) or this Section 3 and (2) more than four registrations pursuant to this Section 3; provided, however, that a registration requested pursuant to this Section 3 shall not be deemed to have been effected for purposes of this Section 3(e), (A) unless (i) the Registration Statement therefor has been declared effective by the SEC, (ii) the Registration Statement therefor has remained effective for the period required for the underwriters of the registration to complete their distribution of the securities purchased by them in the offering pursuant to such registration not to exceed sixty (60) days, and (iii) the offering of Registrable Securities pursuant to such Registration Statement is not subject to any stop order or requirement of the SEC during the period specified in the foregoing clause (other than any such stop order, injunction, or other requirement of the SEC prompted by any act or omission of Holders of Registrable Securities) or (B) if, the number of Registrable Securities sold in such Demand Registration is less than 75% of the number of Registrable Securities proposed in good faith to be sold by Holders at the time of the Demand Registration Notice.

(f) Underwriter Holdback. If in a registration requested pursuant to Section 3(a), the sole bookrunning Demand Underwriter (after consultation with any other Demand Underwriter) reasonably advises the Company in writing that, in its opinion, the number of Registrable Securities and other shares of Common Stock that have registration rights requested to be included in such registration will exceed the maximum amount of the Company’s securities that can be marketed either (i) at a price reasonably related to the then current market value of such securities, or (ii) without otherwise materially and adversely affecting the entire offering, the Demand Underwriter may limit the number of securities that may be included in the Demand Registration. The number of securities that may be included in the Demand Registration shall be allocated among the Holders and all those selling security holders exercising registration rights granted pursuant to agreements with the Company in effect as of the date hereof, in proportion, as nearly as practicable, to the respective amount of securities requested to be registered in connection with such Demand Registration. In no event shall any person that acquires registration rights from the Company after the date hereof be entitled to register securities pursuant to the registration statement filed in connection with such Demand Registration.

4. COMPANY REGISTRATION.

(a) If at any time, or from time to time, the Company shall determine, in its sole discretion, to register any of its securities, either for its own account or for the account of a security holder or holders (other than (i) a registration statement providing for an offering on a delayed or continuous basis pursuant to Rule 415 of the Act or (ii) a registration statement on Form S-4 or S-8 or any successor or similar forms) registering an underwritten offering of Common Stock for cash consideration on any form that also would permit the registration of the Registrable Securities and such filing is to be on its behalf and/or on behalf of selling holders of the Company’s securities, the Company shall each such time:

        (1) promptly give to the Holders written notice thereof; and

        (2) include in such registration (and any related qualification under Blue Sky law or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in any written request or requests by Holders received by the Company within fifteen (15) days after such written notice is given on the same terms and conditions as the Common Stock, if any, otherwise being sold through the underwriters in such registration.

(b) If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as part of the written notice given pursuant to Section 4(a). In such event, the right of any Holder to registration pursuant to this Section 4 shall be conditioned upon Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting (together with the Company and the other holders distributing their securities through such underwriting) shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company.

(c) Notwithstanding any other provision of this Section 4, if the managing underwriter determines that the total amount of such securities to be so registered, including Registrable Securities, will exceed the maximum amount of the Company’s securities that can be marketed either (a) at a price reasonably related to the then current market value of such securities, or (b) without otherwise materially and adversely affecting the entire offering, the underwriters may limit the Registrable Securities or other securities to be included in the registration. The Company shall so advise all Holders and other holders distributing their securities through such underwriting and the Company shall include in such registration (1) first, all the securities the Company proposes to sell for its own account or is required to register on behalf of any third party exercising demand registration rights pursuant to another agreement and without having the adverse effect referred to above, and (2) second, all Registrable Securities requested to be included in such registration by the Holders pursuant to this Section 4 together with all shares of Common Stock requested to be included by third parties exercising registration rights similar to those granted in this Section 4 up to the number of shares that the Company has been advised can be sold in such offering without having either of the adverse effects referred to above. The number of such Registrable Securities requested to be included in such registration by the Holders pursuant to this Section 4 shall be limited to such extent and shall be allocated pro rata among all such requesting Holders and third parties exercising rights similar to those granted in this Section 4 on the basis of the relative number of Registrable Securities each such Holder has requested to be included in such registration and the number of shares of Common Stock requested to be included in such registration by such third parties. The Company shall advise all Holders of shares which would otherwise be registered and underwritten pursuant hereto of any such limitations, and the number of shares of Registrable Securities that may be included in the registration. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter. Any securities excluded or withdrawn from such underwriting shall not be transferred in a public distribution prior to 90 days after the effective date of the registration statement relating thereto, or such shorter period of time as the managing underwriter may require.

(d) The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 4 prior to the effectiveness of such registration whether or not any Holder has elected to register securities in such registration.

5. EXPENSE OF REGISTRATION.

All expenses incurred in connection with any registration, qualification or compliance of any Registration Statement, including, without limitation, all registration, filing and qualification fees including NASD filing fees, all fees and expenses of compliance with securities or Blue Sky laws, application and filing fees in connection with listing the Registrable Securities on a national securities exchange or automated quotation system, reasonable fees and disbursements of one counsel for the selling stockholders, printing expenses, escrow fees, fees and disbursements of counsel for the Company and all other Persons retained by the Company in connection with the registration of the Registrable Securities, accounting fees and expenses, and expenses of any special audits or “cold comfort letters” incidental to or required by such registration and all other fees, costs, and expenses incident to the Company’s performance or compliance with this Agreement shall be borne by the Company; provided, however, that in connection with an underwritten registration requested pursuant to Section 2(c) or Section 3 hereof, Holders shall pay an amount limited to their pro rata share, based on the number of securities of selling stockholders included in such underwritten registration, of one-half of the reasonable fees and disbursements of one counsel for the selling stockholders; provided, further, that the Company shall not be required to pay stock transfer taxes or underwriters’ fees, discounts or commissions relating to Registrable Securities.

6. REGISTRATION PROCEDURES.

If and whenever the Company is required by the provisions of this Agreement to use its commercially reasonable efforts to effect the registration of any of the Registrable Securities under the Act, the Company will, as expeditiously as possible:

(a) prepare and file with the SEC a Registration Statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such Registration Statement to become and remain effective until the Holders have completed the distribution described in the Registration Statement relating thereto;

(b) prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to comply with the provisions of the Act, and to keep such registration statement effective for the applicable Shelf Effectiveness Period in the case of the Shelf Registration Statements or for a period not in excess of one hundred twenty (120) days (or such shorter period during which the distribution of securities thereunder continues) in the case of all other Registration Statements contemplated by this Agreement, cause the related Prospectus to be supplemented by any Prospectus supplement required by applicable law, and as so supplemented to be filed pursuant to the Act and to comply with the provisions of the Act with respect to the disposition of all Registrable Securities covered by such Registration Statement in accordance with the intended methods of disposition by the seller or sellers thereof, and furnish to the Holders of the Registrable Securities copies of any such amendments and supplements prior to their being used or filed with the SEC, which amendments and supplements will be subject to the review of the Holders and their counsel;

(c) shall use its commercially reasonable efforts to prevent the issuance, and if issued to obtain the withdrawal at the earliest possible time, of any order suspending the effectiveness of the Registration Statement;

(d) furnish to each Holder participating in the registration, without charge, at least one copy of the Registration Statement and any post-effective amendment thereto, including financial statements and schedules, and, if Holder so reasonably requests in writing, all exhibits thereto (including those, if any, incorporated by reference);

(e) furnish to each Holder participating in the registration, without charge, such number of Prospectuses and preliminary Prospectuses in conformity with the requirements of the Act, and such other documents and information, as such selling Holders may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities being sold by such Holders and make available for inspection by the parties referred to in Section 6(m) below such financial and other information and books and records of the Company, and cause the officers, directors, employees, counsel and independent certified public accountants of the Company to respond to such inquiries, as shall be reasonably necessary, in the judgment of the respective counsel referred to in such Section 6(m);

(f) use its commercially reasonable efforts to register or qualify the Registrable Securities covered by such Registration Statement under such other securities or Blue Sky laws of such jurisdictions as Holder shall reasonably request and do any and all other acts and things which may be necessary or desirable to enable Holder to consummate the public sale or other disposition in such jurisdictions, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or file a general consent to service of process in any jurisdiction unless the Company is already subject to service in such jurisdiction and except as may be required by the Act, and provided further that the Company shall not be required to qualify such Registrable Securities in any jurisdiction in which the securities regulatory authority requires that any Holder submit its Registrable Securities to the terms, provisions and restrictions of any escrow, lockup or similar agreement(s) for consent to sell Registrable Securities in such jurisdiction unless such Holder agrees to do so;

(g) notify each Holder covered by such Registration Statement, at any time when a Prospectus relating thereto is required to be delivered under the Act, of the happening of any event as a result of which the Prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statement therein not misleading in the light of the circumstances then existing and, at the request of any such Holder, the Company shall prepare a supplement or amendment to such Prospectus so that, as thereafter delivered to the purchaser of such Registrable Securities, such Prospectus shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statement therein not misleading in the light of the circumstances then existing;

(h) otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the SEC;

(i) shall cooperate with each Holder participating in such registration to facilitate the timely preparation and delivery of certificates representing the Registrable Securities to be sold pursuant to any Registration Statement free of any restrictive legends and in such denominations and registered in such names as such Holder may request in connection with the sale of Registrable Securities pursuant to such Registration Statement;

(j) use commercially reasonable efforts to make available appropriate senior executive officers of the Company to participate in customary “road show” presentations that may be reasonably requested by the Holders in any underwritten syndicated offering; provided that the participation of such senior executive officers shall not interfere with the conduct of their duties to the Company; provided, further, that the Company’s Chief Executive Officer, in his sole discretion, may elect not to participate in such “road show” presentations; and provided, further, the Company’s senior executive officers shall not be required to participate in “road shows” for more than two underwritten offerings as a result of this Section 6(j).

(k) shall not later than the effective date of the applicable Registration Statement, provide CUSIP numbers for the Registrable Securities registered thereunder and provide the applicable trustee with a printed certificate for the Registrable Securities in a form eligible for deposit with The Depository Trust Company;

(l) shall, in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering but in no event shall any indemnity and/or contribution provisions therein provide that the indemnity and/or contribution of a Holder of Registrable Securities exceed the net proceeds from the offering received by such Holder;

(m) shall provide (1) the Holders of the Registrable Securities to be included in such Registration Statement, (2) the Shelf Underwriters or Demand Underwriters, as applicable, (3) the sales or placement agent, if any, therefor, (4) counsel for the Shelf Underwriters or Demand Underwriters or agent, as applicable, and (5) not more than one counsel for all the Holders of such Registrable Securities the opportunity to participate in the preparation of such Registration Statement, each Prospectus included therein or filed with the SEC, and each amendment or supplement thereto, and (x) promptly incorporate in a Prospectus supplement or post-effective amendment such information as the bookrunning manager, its counsel, or such Holders’ counsel reasonably determine is necessary and appropriate to be included therein, (y) make all required filings of such Prospectus supplement or such post-effective amendment as soon as practicable after the Company has received notification of the matters to be incorporated in such Prospectus supplement or post-effective amendment, and (z) supplement or make amendments to such Registration Statement;

(n) promptly notify the selling Holders, the sales or placement agent, if any, and the Shelf Underwriters or Demand Underwriters, as applicable, (1) when such Registration Statement, amendment, supplement or post-effective amendment has been filed with the SEC, and, with respect to such Registration Statement or any post-effective amendment, when the same has become effective, (2) of any comments by the SEC or by any Blue Sky or securities commissioner or regulator of any state with respect thereto, (3) of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceedings for that purpose, or (4) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

(o) shall furnish, on the date that such Registrable Securities are delivered to the Shelf Underwriters or Demand Underwriters, as applicable, for sale, if such securities are being sold through such underwriters, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the Shelf Underwriters or Demand Underwriter, as applicable, and (ii) a letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering addressed to the Shelf Underwriters or Demand Underwriters, as applicable;

(p) shall cooperate and assist in any filings required to be made with the NASD and in the performance of any due diligence investigation by any Shelf Underwriter or Demand Underwriter, as applicable, or any other underwriter (including any “qualified independent underwriter” that is required to be retained in accordance with the rules and regulations of the NASD);

(q) shall use commercially reasonable efforts to cause all Registrable Securities relating to each registration statement required to be filed hereunder to be listed on the NASDAQ National Market or on any other stock market or trading facility on which the shares of Common Stock are traded, listed or quoted (each a “Subsequent Market”) in the time and manner required by the NASDAQ National Market and any Subsequent Market, and shall provide to Holder evidence of such listing, and the Company shall maintain the listing of its Common Stock thereon; and

(r) otherwise comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, but not later than eighteen months after the effective date of the Registration Statement, an earnings statement covering the period of at least twelve months beginning with the first full month after the effective date of such Registration Statement, which earnings statement shall satisfy the provisions of Section 10(a) of the Act.

7.    INDEMNIFICATION.

(a) The Company agrees to indemnify and hold harmless each Holder with respect to each Registration Statement filed under the Act pursuant to this Agreement, each of such Holder’s partners, trustees, officers and directors, and other agents, each underwriter of any of the Registrable Securities included in such Registration Statement, and each Person, if any, who controls any such Holder or underwriter within the meaning of the Act (hereinafter collectively referred to as the “Holder-Underwriters”), as follows:

(1) against any and all loss, liability, claim, damage and expense whatsoever arising out of (a) (i) any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement (or any amendment thereto), or (ii) the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) arising out of any untrue statement or alleged untrue statement of a material fact contained in any preliminary Prospectus or Prospectus (or any amendment or supplement thereto), or (iv) the omission or alleged omission therefrom of a material fact necessary in order to make the statement therein, in the light of the circumstances under which they were made, not misleading, unless such untrue statement or omission or such alleged untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company by such Holder-Underwriter specifically to be included in such Registration Statement (or any amendment thereto) or such preliminary Prospectus or Prospectus (or any amendment or supplement thereto) or (b) any violation or alleged violation by the Company of the Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Act, the Exchange Act or any state securities law in connection with the offering covered by such Registration Statement (collectively, the “Violations”);

(2) against any and all loss, liability, claim, damage and expense whatsoever to the extent of the aggregate amount paid in settlement of any litigation, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission or any such alleged untrue statement or omission or violation of the Act or Exchange Act or any state securities law, if such settlement is effected with the written consent of the Company (which consent shall not be unreasonably withheld); and

(3) against any and all expense (including attorneys’ fees) whatsoever reasonably incurred, as incurred, in investigating, preparing, settling (with the consent of the Company, which consent shall not be unreasonably withheld) or defending against any litigation, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (1) or (2) above; provided, however, that the foregoing indemnity agreement is subject to the condition that, insofar as it relates to any such untrue statement, alleged untrue statement, omission or alleged omission made in a preliminary prospectus but eliminated or remedied in the amended prospectus on file with the SEC at the time the registration statement becomes effective, or in the amended prospectus filed with the SEC pursuant to Rule 424(b) (the “Final Prospectus”), such indemnity agreement shall not inure to the benefit of any underwriter, or any Holder, if there is no underwriter, if a copy of the Final Prospectus was not furnished to the person or entity asserting the loss, liability, claim or damage at or prior to the time such action is required by the Act.

In no case shall the Company be liable under this indemnity agreement with respect to any loss, liability, claim, damage or expense with respect to any claim made against any Holder-Underwriter unless the Company shall be notified in writing of the nature of the claim within a reasonable time after the assertion thereof, provided that the Company shall be liable under this indemnity agreement with respect to any such claim notwithstanding the lack of such notice within a reasonable time if such lack of notice does not prejudice the ability of the Company to defend such claim, and provided further that the failure to so notify the Company shall not relieve the Company from any liability which it may have otherwise than on account of this indemnity agreement. In case of any such notice, the Company shall be entitled to participate at its expense in the defense, or if it so elects within a reasonable time after receipt of such notice, to assume the defense of any suit brought to enforce any such claim; but if it so elects to assume the defense, such defense shall be conducted by counsel chosen by it and approved by the Holder-Underwriter(s) and other defendant or defendants, if any, in any suit so brought, which approval shall not be unreasonably withheld. In the event that the Company elects to assume the defense of any such suit and retain such counsel, the Holder-Underwriter(s) and other defendant or defendants, if any, in the suit shall bear the fees and expenses of any additional counsel thereafter retained by them; provided, however, that the Company shall bear the expense of independent counsel for the Holder-Underwriter(s) if the Holder-Underwriter(s) reasonably determines that representation of it or them and the Company by the same counsel would be inappropriate due to actual or potential conflicts of interest.

(b) If the indemnification provided for in Subsection (a) of this Section 7 is held by a court of competent jurisdiction to be unavailable to Holder-Underwriter with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violations that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that in no event shall any contribution by a Holder under Subsection (b) of this Section 7 exceed in the aggregate the net proceeds from the offering received by such Holder.

(c) Each Holder severally, and not jointly, agrees that it will indemnify and hold harmless the Company, each officer and director of the Company, each Person, if any, who controls the Company within the meaning of the Act, each underwriter of Registrable Securities included in any Registration Statement which has been filed under the Act pursuant to this Agreement, each Person, if any, who controls such underwriter within the meaning of the Act, each other Holder, each of such other Holder’s partners, officers and directors, and each Person controlling such other Holder within the meaning of the Act against any and all loss, liability, claim, damage and expense, as incurred, described in clauses (a)(1) through (a)(3), inclusive, of this Section 7, but only with respect to statements or omissions, or alleged statements or omissions, made in such registration statement (or any amendment thereto) or any preliminary Prospectus or Prospectuses (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Holder specifically to be included in such registration statement (or any amendment thereto) or such preliminary

Prospectus or Prospectus (or any amendment or supplement thereto). In any event, the liability of Holder hereunder shall be limited to the net proceeds received by the Holder pursuant to the registration. In case any action shall be brought against the Company or any Person so indemnified pursuant to the provisions of this Subsection (c) and in respect of which indemnity may be sought against any Holder, the Holders from whom indemnity is sought shall have the rights and duties given to the Company, and the Company and the other Persons so indemnified shall have the rights and duties given to the Person entitled to indemnification, by the provisions of Subsection (a) of this Section 7. In the event that any Holder enters into an underwriting agreement pursuant to Section 2(c) or Section 3(b), such Holder’s obligations for indemnity shall be limited by this Section 7(c) and the Company shall use its best efforts to cause any such underwriting agreement to expressly limit each Holder’s obligations for indemnity to this Section 7(c).

(d) All fees and expenses of the Holder-Underwriters (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such proceeding in a manner not inconsistent with this Section 7) shall be paid by the Company, as incurred, within ten (10) business days of written notice thereof, which notice may be given no more than once a month, to the Company (regardless of whether it is ultimately determined that Holder-Underwriter is not entitled to indemnification hereunder; provided, that the Company may require such Holder-Underwriter to undertake to reimburse all such fees and expenses to the extent it is finally judicially determined that such Holder-Underwriter is not entitled to indemnification hereunder).

(e) The obligations of the Company and Holder under this Section 7 shall survive the completion of any offering of Registrable Securities in a registration statement under this Agreement.

8.    INFORMATION BY HOLDER.

The Holder or Holders of Registrable Securities included in any registration shall furnish to the Company such information regarding such Holder or Holders, and the distribution proposed by such Holder or Holders, as the Company may reasonably request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement.

9.    SALE WITHOUT REGISTRATION.

If at the time of any transfer of any Registrable Securities, such Registrable Securities shall not be registered under the Act, the Company may require, as a condition of allowing such transfer, that the Holder or transferee furnish to the Company (i) such information as is necessary in order to establish that such transfer may be made without registration under the Act, and (ii) (if the transfer is not made in compliance with Rule 144 other than a transfer not involving a change in beneficial ownership) at the expense of the Holder or transferee, an opinion of counsel satisfactory to the Company in form and substance to the effect that such transfer may be made without registration under the Act; provided that nothing contained in this Section 9 shall relieve the Company from complying with any request for registration, qualification, or compliance made pursuant to the other provisions of this Agreement.

10.    RULE 144 REPORTING.

With a view to making available to the Holders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its best efforts to:

(a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Act;

(b) File with the SEC in a timely manner all reports and other documents required of the Company under the Exchange Act; and

(c) Furnish the Holders forthwith upon request (i) a written statement by the Company as to its compliance with the public information requirements of said Rule 144, (ii) a copy of the most recent annual or quarterly report of the Company, and (iii) such other reports and documents as may be reasonably requested in availing the Holders of any rule or regulation of the SEC permitting the sale of any such securities without registration.

11.    TRANSFER OF REGISTRATION RIGHTS.

The rights to cause the Company to register securities granted by the Company under this Agreement may be assigned in writing by any Holder (a) to any transferee or assignee of Registrable Securities which controls, is controlled by or is under common control with such Holder or which is already a holder of Registrable Securities, (b) to any “affiliate” (as such term is defined in Rule 501(b) of Regulation D promulgated under the Act) of Holder, (c) to any transferee or assignee of not less than that number of shares of Registrable Securities that represents 5% of the outstanding common stock of the Company at the time of transfer, or (d) to any other transferee or assignee of all shares of Registrable Securities held by Holder if transferred to a single entity; provided, that such transfer may otherwise be effected in accordance with applicable securities laws; and provided further, that the Company is given written notice by such Holder at the time of or within a reasonable time after said transfer, stating the name and address of said transferee or assignee and identifying the securities with respect to which such registration rights are being assigned and provided further, that immediately following such transfer, the further disposition of such securities by such transferee or assignee is restricted under the Act.

12.    MARKET STAND-OFF AGREEMENT.

The Holders shall, in connection with any underwritten syndicated offering of the Company’s securities that includes the offering of securities by the Company, upon the reasonable request of the underwriters managing any underwritten offering of such securities, agree in writing not to effect any sale, transfer or other disposition or distribution of any securities held by the Holder (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed ninety (90) days) from the effective date of such registration as the underwriters may specify. The foregoing provision shall not apply, however, (i) if the Holder is prevented by an applicable statute or regulation from entering into such agreement, or (ii) if all of the directors and officers of the Company do not agree to the same period of time, in which case Amgen shall only be bound to the same time period that all of the directors and officers are so bound, but in no event shall Amgen be bound for greater than ninety (90) days.

13.    TERMINATION OF OTHER REGISTRATION RIGHTS.

Amgen agrees that upon the execution and effectiveness of this Agreement, any rights that Amgen may have with respect to the registration of Registrable Securities pursuant to any other agreement of the Company shall be automatically terminated and of no further force or effect.

14.    RESTRICTIONS ON PUBLIC SALE BY THE COMPANY AND OTHERS.

The Company agrees that during the period beginning on the day of a valid request by one or more Holders for an underwritten offering pursuant to Section 2(c) or Section 3(b), and ending on the earlier of (i) abandonment of such underwritten offering by the Holders or, solely due to market conditions, by the Shelf Underwriters or Demand Underwriters, as applicable, (ii) sixty (60) days after completion of such underwritten offering or, if earlier, upon agreement by the Shelf Underwriters or Demand Underwriters, as applicable, engaged in the underwritten public offering, but in no event less than 45 days after completion of such underwritten offering (it being understood that following the period ending 45 days after completion of such underwritten offering, Amgen shall, if requested in writing to do so by the Company, request that the Shelf Underwriters or the Demand Underwriters, as applicable, assess the market conditions and feasibility of reasonably terminating such period early) or (iii) ninety (90) days after the effectiveness of the Registration Statement relating to such underwritten offering (the earlier of the foregoing, the “Company Blackout Period”), the Company shall not initiate any sales of its securities pursuant to a registration with the intention of sales of such securities for cash for its own benefit or the benefit of any other equity holder of the Company (other than registrations on Form S-8 or Form S-4, registrations of Common Stock issuable upon exercise of options on Form S-3, shelf registration statements registering the resale of securities issued in transactions exempt from the Act (including pursuant to Rule 144A under the Act) and registrations for the issuance of securities issued to collaborative partners in connection with agreements with such partners relating to the Company’s programs and products) and shall cause each of its directors and officers to execute agreements binding them to the same limitations set forth in this paragraph during the Company Blackout Period; provided, however that Amgen shall, upon receipt of the written request of any such director or officer, request that the Shelf Underwriters or Demand Underwriters, as applicable, assess the market conditions and feasibility of reasonably consenting to sales by such director or officer during the Company Blackout Period.

15.    MISCELLANEOUS.

15.1 Waivers and Amendments. With the written consent of the record Holders of a majority of the Registrable Securities then outstanding, the obligations of the Company and the rights of the Holders of the Registrable Securities under this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely), and with the same consent the Company, when authorized by resolution of its Board of Directors, may enter into a supplementary agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement. Neither this Agreement nor any provisions hereof may be changed, waived, discharged or terminated orally, but only by a signed statement in writing.

15.2 Governing Law. This Agreement shall be governed in all respects by the laws of the State of California as such laws are applied to agreements between California residents entered into and to be performed entirely within California.

15.3 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executor and administrator of the parties hereto.

15.4 Entire Agreement. This Agreement constitutes the full and entire understanding and Agreement between the parties with regard to the subject matter hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein.

15.5 Severability of this Agreement. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

15.6 Title and Subtitles. The titles of the Sections and Subsection of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

15.7 Notice. Any notice or report required in this Agreement or permitted to be given shall be given in writing and shall be deemed effective upon personal delivery (including delivery by messenger or by overnight courier or delivery service) or four (4) days after deposit in the United States certified or registered mail, postage prepaid and return receipt requested or one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the party to be notified at the address as set forth in the signature pages hereof or at such other address as such party may designate.

15.8 No Inconsistent Agreements. The Company will not on or after the date of this Agreement enter into any agreement with respect to its securities which is inconsistent with the rights granted to Holder in this Agreement or otherwise conflicts with the provisions hereof.

15.9 Adjustments Affecting Registrable Securities. Except as may be required by any federal or state securities laws or as permitted by this Agreement, the Company will not take any action, or permit any change to occur, with respect to the Registrable Securities which would (i) adversely affect the ability of Holder to include such Registrable Securities in a registration undertaken pursuant to this Agreement or (ii) adversely affect the marketability of such Registrable Securities in any such registration.

15.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

15.11 Attorneys’ Fees. If any action at law or in equity is necessary to enforce the terms of this Agreement, the prevailing party shall be entitled to receive from the non-prevailing party reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such prevailing party may be entitled.

15.12 Specific Performance. The parties hereto agree that irreparable damage would occur in the event any of the provisions of this Agreement were not to be performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof in addition to any other remedies at law or in equity.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered this          day of           , 2003.

COMPANY: TULARIK INC.	HOLDER: AMGEN INC.

By:	By:

Print Name:	Print Name:

Title:	Title:

Address:	Address:
1120 Veterans Boulevard South San Francisco, CA 94080	One Amgen Center Drive Thousand Oaks, CA 91320-1799

EXHIBIT B

FORM OF LEGAL OPINION

[COOLEY GODWARD LLP LOGO APPEARS HERE]	ATTORNEYS AT LAW Five Palo Alto Square 3000 El Camino Real Palo Alto, CA 94306-2155 Main 650 843-5000 Fax 650 849-7400 www.cooley.com	Broomfield, CO 720 566-4000 Reston, VA 703 456-8000 San Diego, CA 858 550-6000 San Francisco, CA 415 693-2000

[                    ] [    ], 200[  ]

Amgen Inc.

One Amgen Center Drive

Thousand Oaks, CA 91320-1799

Re: Tularik Inc. Stock Purchase

Ladies and Gentlemen:

We have acted as counsel for Tularik Inc., a Delaware corporation (the “Company”), in connection with the issuance and sale to you of an aggregate of [            ] shares (the “Applicable Closing Shares”) of the Company’s common stock, par value $0.001 per share, under the Stock Purchase Agreement, dated as of May [    ], 2003 (the “Purchase Agreement”), by and between the Company and you (the “Purchaser”). We are rendering this opinion pursuant to Section 2.2(a)(iii) of the Purchase Agreement. Except as otherwise defined herein, capitalized terms used but not defined herein have the respective meanings given to them in the Purchase Agreement.

In connection with this opinion, we have examined and relied upon the representations and warranties as to factual matters contained in, and made pursuant to, the Purchase Agreement by the various parties thereto and originals, or copies certified to our satisfaction, of such records, documents, certificates, opinions, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.

As to certain factual matters, we have relied upon certificates of officers of the Company and have not sought to independently verify such matters. Where we render an opinion “to our knowledge” or concerning an item “known to us” or our opinion otherwise refers to “our knowledge,” it is based solely upon: (i) an inquiry of attorneys within this firm who have performed legal services for the Company in connection with the issuance and sale of the Applicable Closing Shares; (ii) review of certificates executed by an officer of the Company covering such matters; and (iii) such other investigation, if any, that we specifically set forth herein.

In rendering this opinion, we have assumed: the genuineness and authenticity of all signatures on original documents; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as copies; the accuracy, completeness and authenticity of certificates of public officials; and the due authorization, execution and delivery of all documents (except the due authorization, execution and delivery by the Company

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Amgen Inc.

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Page Two

of the Purchase Agreement and the Registration Rights Agreement, dated as of [            ], 2003, by and between the Company and the Purchaser (the “Registration Rights Agreement” and, together with the Purchase Agreement, the “Transaction Agreements”), where authorization, execution and delivery are prerequisites to the effectiveness of such documents. We have also assumed: that all individuals (other than person(s) executing the Transaction Agreements on behalf of the Company) executing and delivering documents had the legal capacity to so execute and deliver; that you have received all documents you were to receive under the Transaction Agreements; that the Transaction Agreements are obligations binding upon you; if you are a corporation or other entity, that you have filed any required California franchise or income tax returns and have paid any required California franchise or income taxes; and that there are no extrinsic agreements or understandings among the parties to the Transaction Agreements that would modify or interpret the terms thereof or the respective rights or obligations of the parties thereunder.

Our opinion is expressed only with respect to the laws of the State of California, the General Corporation Law of the State of Delaware and the federal securities laws of the United States. We express no opinion as to whether the laws of any other jurisdiction apply, and we express no opinion to the extent that the laws of any jurisdiction other than those identified above are applicable to the subject matter hereof. We express no opinion with respect to any rules or regulations of the National Association of Securities Dealers, Inc. (the “NASD”). We are not rendering any opinion as to compliance with any antifraud law, rule or regulation relating to securities, or to the sale or issuance thereof.

With respect to our opinion in paragraph 1 below as to the Company’s good standing under the laws of the State of Delaware, we have relied solely upon an examination of a certificate of good standing issued by the Secretary of State of the State of Delaware; we have made no further investigation.

With respect to our opinion in paragraph 2 below as to the Company’s qualification to do business as a foreign corporation and good standing under the laws of the State of California, we have relied solely upon an examination of a certificate of good standing issued by the Secretary of State of the State of California; we have made no further investigation.

With respect to our opinion in paragraph 7 below as to breaches or violations of agreements and other instruments, we have relied solely upon our review of such agreements and other instruments, a certificate executed by an officer of the Company certifying that the material agreements listed on Exhibit A are the only material agreements to which the Company is a party or otherwise bound, inquiries of officers of the Company and an inquiry of attorneys within this firm who have performed legal services for the Company in connection with the issuance and sale of the Applicable Closing Shares; we have made no further investigation. Furthermore, we express no opinion with respect to any consents, approvals or filings that may be required under state securities laws in connection with the purchase of the Applicable Closing Shares by the

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Amgen Inc.

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Purchaser. In rendering the opinion in paragraph 7 below relating to violations of statutes, rules or regulations applicable to the Company, such opinion is limited to such statutes, rules or regulations that in our experience are typically applicable to a transaction of the nature contemplated by the Purchase Agreement.

With respect to our opinion in paragraph 11 below, we have assumed the accuracy of, and have relied upon, the Company’s representations to us that the Company has made no offer to sell the Applicable Closing Shares by means of any general solicitation or publication of any advertisement therefor.

On the basis of the foregoing, in reliance thereon and with the foregoing qualifications, we are of the opinion that:

1.	The Company has been duly incorporated and is a validly existing corporation in good standing under the laws of the State of Delaware.

2.	The Company has the requisite corporate power and authority to own, lease and operate its properties and assets and to conduct its business as it is currently being conducted, is duly qualified as a foreign corporation to do business and is in good standing under the laws of the State of California and, to our knowledge, is qualified as a foreign corporation to do business and is in good standing in each jurisdiction in the United States in which the ownership of its property or the conduct of its business requires such qualification and where any statutory fines or penalties or any corporate disability imposed for the failure to qualify would materially and adversely affect the Company, its assets, financial condition or operations.

3.	The Company has the requisite corporate power and authority to execute and deliver the Transaction Agreements. The Transaction Agreements have been duly and validly authorized, executed and delivered by the Company and constitute valid and legally binding agreements of the Company enforceable against the Company in accordance with their respective terms, except as rights to indemnity under the Transaction Agreements may be limited to applicable laws and except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors’ rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

4.	[As of the Second Closing Date, the Company Stockholder Approval had been obtained.] [Opinion to be given only in connection with the Second Closing.]

5.	The Applicable Closing Shares have been duly authorized and, upon issuance and delivery against payment therefor in accordance with the terms of the Purchase

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Amgen Inc.

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Agreement, the Applicable Closing Shares will be validly issued, fully paid and nonassessable and not subject to any preemptive, or to our knowledge, similar rights.

6.	The outstanding shares of common stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable and not subject to any preemptive, or to our knowledge, similar rights.

7.	The execution, delivery and performance by the Company of the Transaction Agreements do not (i) violate any provision of the Company’s Amended and Restated Certificate of Incorporation or Bylaws, (ii) constitute a material default under the provisions of any material agreement listed on Exhibit A, (iii) require any consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency and (iv) contravene (a) any governmental statute, rule or regulation applicable to the Company or (b) to our knowledge, any order, writ, judgment, injunction, decree, determination or award that has been entered against the Company.

8.	Other than as described in the SEC Reports, to the best of our knowledge, there is no action, proceeding or investigation pending or overtly threatened against the Company or any property of the Company before any court or administrative agency that questions the validity of either of the Transaction Agreements or might result, either individually or in the aggregate, in any material adverse change in the assets, financial condition or operations of the Company.

9.	All consents, approvals, authorizations or orders of, and filings, registrations and qualifications with any regulatory authority or governmental commission, board, body, authority or agency in the United States required for the issuance of the Applicable Closing Shares, have been made or obtained, except the filing of a Form D pursuant to Securities and Exchange Commission Regulation D.

10.	The Company has taken all necessary action to cause Section 203 of the Delaware General Corporate Law to be inapplicable to the Company.

11.	Assuming in part the accuracy of the representations and warranties of the Purchaser set forth in Section 4 of the Purchase Agreement, the offer, issuance and sale of the Applicable Closing Shares to the Purchaser pursuant to the Purchase Agreement are exempt from the registration requirements of the Securities Act of 1933, as amended.

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Amgen Inc.

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Page Five

This opinion is intended solely for your benefit and is not to be made available to, or be relied upon by, any other person, firm or entity without our prior written consent.

Very truly yours,

COOLEY GODWARD LLP

By:

[COOLEY GODWARD LOGO APPEARS HERE]

Amgen Inc.

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EXHIBIT A

MATERIAL AGREEMENTS

[List of agreements filed as exhibits to the Company’s SEC reports to come]

EXHIBIT C

FORM OF LEGAL LETTER FROM THE COMPANY’S GENERAL COUNSEL

[Tularik Letterhead]

        , 200[_]

Amgen Inc.

One Amgen Center Drive

Thousand Oaks, CA 91320-1799

Re: Tularik Inc. Stock Purchase

Ladies and Gentlemen:

I am the Executive Vice President, Administration, General Counsel, acting Chief Financial Officer and Secretary of Tularik Inc., a Delaware corporation (the “Company”). In connection with the issuance and sale to you of an aggregate of [            ] shares of the Company’s common stock, par value $0.001 per share, under the Stock Purchase Agreement, dated as of May 21, 2003, by and between the Company and you (the “Purchase Agreement”), I am providing to you this letter pursuant to Section 2.2(a)(iv) of the Purchase Agreement. Except as otherwise defined herein, capitalized terms used but not defined herein have the respective meanings given to them in the Purchase Agreement.

I have participated in the preparation of the SEC Reports and conferences with other officers and representatives of the Company and representatives of the independent public accountants for the Company at which the contents of the SEC Reports and related matters were discussed. I advise you that during the course of such participation, no facts came to my attention that caused me to believe that the SEC Reports, as of their respective dates, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any SEC Report has been updated, revised, supplemented or amended by a later-filed SEC Report, none of the SEC Reports contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

Sincerely,

William J. Rieflin

cc:	Suzanne Sawochka Hooper, Esq.
Gianna M. Bosko, Esq.

EXHIBIT D

FORM OF RIGHTS PLAN AMENDMENT

AMENDMENT TO RIGHTS AGREEMENT

BETWEEN TULARIK INC. AND

WELLS FARGO BANK MINNESOTA, N.A.

THIS AMENDMENT TO RIGHTS AGREEMENT (the “Amendment”) is made this 21st day of May, 2003, by and between TULARIK INC., a Delaware corporation (the “Company”), and WELLS FARGO BANK MINNESOTA, N.A. (the “Rights Agent”).

WHEREAS, the Company and Amgen Inc., a Delaware corporation (“Amgen”), are entering into that certain Collaboration and License Agreement dated as of May 21, 2003 (the “Collaboration”);

WHEREAS, in connection with the Collaboration, the Company is entering into a Stock Purchase Agreement dated as of May 21, 2003 (as the same may be amended from time to time, the “Stock Purchase Agreement”), between the Company and Amgen, pursuant to which Amgen will purchase newly issued shares of common stock from the Company;

WHEREAS, it is in the best interest of the Company to facilitate the transfer by ZKB Pharma Vision AG of all of the Common Shares of the Company held by ZKB Pharma Vision AG to Amgen;

WHEREAS, the Company and the Rights Agent are parties to that certain Rights Agreement, dated as of December 11, 2002 (the “Rights Agreement”);

WHEREAS, the Company desires to amend the Rights Agreement in connection with the execution and delivery of the Stock Purchase Agreement and to facilitate the transfer by ZKB Pharma Vision AG of all of the Common Shares of the Company held by ZKB Pharma Vision AG to Amgen; and

WHEREAS, the Board of Directors of the Company has approved this Amendment and authorized its appropriate officers to execute and deliver the same to the Rights Agent.

NOW, THEREFORE, in accordance with the procedures for amendment of the Rights Agreement set forth in Section 27 thereof, and in consideration of the foregoing and the mutual agreements herein set forth, the parties hereby agree as follows:

1. Capitalized terms that are not otherwise defined herein shall have the meanings ascribed to them in the Rights Agreement.

2. The definition of “Excluded Stockholder” set forth in Section 1(h) of the Rights Agreement is restated in its entirety as follows:

“Excluded Stockholder” shall mean: (i) ZKB Pharma Vision AG (including its Affiliates and Associates); provided, however, that ZKB Pharma Vision AG (including its Affiliates and Associates) shall not be an Excluded Stockholder if ZKB Pharma Vision AG (including its Affiliates and Associates) becomes the Beneficial Owner of more than 21% of the outstanding Common Shares without the prior approval of the

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Board of Directors; and (ii) Amgen Inc. (including its Affiliates and Associates) only with respect to any Common Shares that it beneficially owns as a result of acquisitions (A) pursuant to that certain Stock Purchase Agreement by and between the Company and Amgen Inc. dated as of May 21, 2003 (as the same may be amended from time to time, the “Stock Purchase Agreement”) and/or (B) of up to 11,358,238 shares of Common Shares (subject to appropriate adjustment for stock splits, stock dividends payable in shares of Common Shares or securities convertible into Common Shares, recapitalizations, capital reorganizations, consolidations, mergers or similar transactions) from ZKB Pharma Vision AG (including its Affiliates and Associates) (the “ZKB Acquisition”) that ZKB Pharma Vision AG (including its Affiliates and Associates) beneficially owns as of May 21, 2003.

3. Section 1(o) of the Rights Agreement is hereby amended by adding as the final sentence thereto the following:

Notwithstanding anything in this Agreement to the contrary, no Shares Acquisition Date shall be deemed to have occurred solely as a result of (i) the approval, execution or delivery of the Stock Purchase Agreement or the ZKB Acquisition, (ii) the announcement of the Stock Purchase Agreement or the ZKB Acquisition or (iii) the acceptance for payment and purchase of shares of Common Shares of the Company pursuant to the Stock Purchase Agreement or the ZKB Acquisition.

4. Section 3(a) of the Rights Agreement is hereby amended by adding as the final sentence thereto the following:

Notwithstanding anything in this Agreement to the contrary, no Distribution Date shall be deemed to have occurred solely as a result of (i) the approval, execution or delivery of the Stock Purchase Agreement or the ZKB Acquisition, (ii) the announcement of the Stock Purchase Agreement or the ZKB Acquisition or (iii) the acceptance for payment and purchase of shares of Common Shares of the Company pursuant to the Stock Purchase Agreement or the ZKB Acquisition.

5. Section 30 of the Rights Agreement is hereby amended by adding as the final sentence thereto the following:

Nothing in this Agreement shall be construed to give any holder of Rights or any other Person any legal or equitable rights, remedies or claims under this Agreement by virtue of (i) the approval, execution or delivery of the Stock Purchase Agreement or the ZKB Acquisition, (ii) the announcement of the Stock Purchase Agreement or the ZKB Acquisition or (iii) the acceptance for payment and purchase of shares of Common Shares of the Company pursuant to the Stock Purchase Agreement or the ZKB Acquisition.

6. The Rights Agreement, as amended by this Amendment, shall remain in full force and effect in accordance with its terms.

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7. All the covenants and provisions of this Amendment by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

8. If any term, provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

9. This Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by, and construed in accordance with, the laws of such State applicable to contracts to be made and performed entirely within such State.

10. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

11. The Company hereby certifies to the Rights Agent that this Amendment is in compliance with Section 27 of the Rights Agreement.

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In Witness Whereof, the parties herein have caused this Amendment to be duly executed and attested, all as of the date and year first above written.

TULARIK INC.

By:
Name: David V. Goeddel, Ph.D. Title: Chief Executive Officer

Attest:
Name: William J. Rieflin Title: Secretary

WELLS FARGO BANK MINNESOTA, N.A.

By:
Name: Beverly A. Robinson Title: Vice President

Attest:
Name: Jennifer L. Leno Title: Officer

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